                                  EXHIBIT 2.1
                                  -----------


                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                         PREMIERE TECHNOLOGIES, INC.,

                                      AND

                            VOICECOM HOLDINGS, INC.

                                      AND

                  THE SHAREHOLDERS OF VOICECOM HOLDINGS, INC.

                         DATED AS OF SEPTEMBER 12, 1997

                               TABLE OF CONTENTS


                                                                 Page
                                                                ------

PARTIES.........................................................   1

PREAMBLE........................................................   1

ARTICLE 1  PURCHASE AND SALE....................................   1
  1.1   Purchase and Sale.......................................   1
  1.2   Time and Place of Closing...............................   3
  1.3   Final Determination of Exchange Ratio...................   4
  1.4   Anti-Dilution Provisions................................   5
  1.5   Fractional Shares.......................................   5
  1.7   Conversion of Stock Options.............................   5

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE
           SHAREHOLDERS.........................................   6
  2.1   Ownership of Shares.....................................   7
  2.2   Authority of Shareholder; No Breach By Agreement........   7
  2.3   Absence of Conflicting Agreements or Required Consents..   7
  2.4   Legal Proceedings.......................................   7
  2.5   Investment Intention; Access to Information.............   8

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF VOICECOM...........   9
  3.1   Organization, Standing, and Power.......................   9
  3.2   Authority of VoiceCom; No Breach By Agreement...........  10
  3.3   Capital Stock...........................................  10
  3.4   VoiceCom Subsidiaries...................................  11
  3.5   Financial Statements....................................  12
  3.6   Absence of Undisclosed Liabilities......................  12
  3.7   Absence of Certain Changes or Events....................  13
  3.8   Tax Matters.............................................  13
  3.9   Assets..................................................  14
  3.10  Intellectual Property...................................  15
  3.11  Environmental Matters...................................  16
  3.12  Compliance with Laws....................................  16
  3.13  Labor Relations.........................................  17
  3.14  Employee Benefit Plans..................................  17
  3.15  Material Contracts......................................  20
  3.16  Legal Proceedings.......................................  20
  3.17  Reports.................................................  20
  3.18  Interested Transactions.................................  21
  3.19  Statements True and Correct.............................  21
  3.20  Accounting and Regulatory Matters.......................  21

                                                                 Page
                                                                 ----

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF PREMIERE...........  21
  4.1   Organization, Standing, and Power.......................  21
  4.2   Authority; No Breach By Agreement.......................  22
  4.3   Capital Stock...........................................  22
  4.4   SEC Filings; Financial Statements.......................  23
  4.5   Statements True and Correct.............................  23
  4.6   Accounting and Regulatory Matters.......................  24

ARTICLE 5  CONDUCT OF BUSINESS PENDING CONSUMMATION.............  24
  5.1   Affirmative Covenants With Respect to VoiceCom..........  24
  5.2   Negative Covenants With Respect to VoiceCom.............  24
  5.3   Covenants of Premiere...................................  26
  5.4   Adverse Changes in Condition............................  27
  5.5   Reports.................................................  27
  5.6   VoiceCom Stock Options..................................  27

ARTICLE 6  ADDITIONAL AGREEMENTS................................  27
  6.1   Exchange Listing........................................  27
  6.2   Applications; Antitrust Notification....................  27
  6.3   Agreement as to Efforts to Consummate...................  28
  6.4   Investigation and Confidentiality.......................  28
  6.5   Press Releases..........................................  29
  6.6   Certain Actions.........................................  29
  6.7   Shareholder Releases....................................  29
  6.8   Accounting Treatment....................................  30
  6.9   State Takeover Laws.....................................  30
  6.10  Charter Provisions......................................  30
  6.11  Indemnification.........................................  30
  6.12  Tax Treatment...........................................  31
  6.13  Shareholders Resignations...............................  31

ARTICLE 7  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE....  31
  7.1   Conditions to Obligations of Each Party.................  31
  7.2   Conditions to Obligations of Premiere...................  32
  7.3   Conditions to Obligations of the Shareholders...........  34

ARTICLE 8  INDEMNIFICATION......................................  35
  8.1   Agreement of Indemnitors to Indemnify...................  35
  8.2   Agreement of Indemnitors to Indemnify...................  35
  8.3   Indemnification Exclusive Remedy........................  36
  8.4   Time Limitations........................................  36
  8.5   Limitations as to Amount................................  37
  8.6   Survival................................................  37
  8.7   Procedures for Indemnification..........................  37

                                                                  Page
                                                                  ----
ARTICLE 8  INDEMNIFICATION - continued
  8.8    Third Party Claims.....................................  37
  8.9    Subrogation............................................  39
  8.10   Appointment of Shareholder Representative..............  39
  8.11   Arbitration....................................... ....  39

ARTICLE 9  TERMINATION..........................................  40
  9.1    Termination............................................  40
  9.2    Effect of Termination..................................  41

ARTICLE 10  MISCELLANEOUS.......................................  41
  10.1   Definitions............................................  41
  10.2   Expenses...............................................  50
  10.3   Brokers and Finders....................................  51
  10.4   Entire Agreement.......................................  51
  10.5   Amendments.............................................  51
  10.6   Waivers................................................  51
  10.7   Assignment.............................................  52
  10.8   Notices................................................  52
  10.9   Governing Law..........................................  53
  10.10  Counterparts...........................................  54
  10.11  Captions; Articles and Sections........................  54
  10.12  Interpretations........................................  54
  10.13  Enforcement of Agreement...............................  54
  10.14  Severability...........................................  54

SIGNATURES......................................................  55

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of September 12, 1997 by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a Georgia corporation; and VOICECOM HOLDINGS, INC. ("VoiceCom"), a Washington corporation; and the shareholders of VoiceCom identified in Schedule 1 hereto (each a "Shareholder" and collectively the "Shareholders").

                                   PREAMBLE
                                   --------

          The Shareholders are the record and beneficial owners of issued and outstanding shares of VoiceCom Common Stock (the "Shares"). The Shareholders desire to sell all of their Shares to Premiere, and Premiere desires to purchase the Shares from the Shareholders, upon the terms and subject to the conditions set forth in this Agreement (the "Stock Purchase"). The transactions described in this Agreement are subject to the expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Stock Purchase for accounting purposes shall qualify for treatment as a pooling of interests.

          Certain terms used in this Agreement are defined in Section 10.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE
                               -----------------

          1.1  PURCHASE AND SALE.      Upon the terms and subject to the
               -----------------
conditions of this Agreement, the Shareholders shall sell to Premiere, and Premiere shall purchase from the Shareholders, the Shares at the Closing. The purchase price for each Share (the "Purchase Price") is the number of shares of Premiere Common Stock (rounded to the nearest ten thousandth of a share) equal to the Exchange Ratio determined in accordance with the following formula:

     Exchange Ratio = ($32,500,000 - Deducted Liabilities) divided by  Outstanding Shares
                      -------------------------------------------------------------------
                                                 Average Closing Price

where,

"Deducted Liabilities" means the difference on the Closing Date of (a) the sum of (i) all unpaid principal, accrued interest and other charges of, on or related to all funded debt, capitalized lease obligations and long term liabilities of VoiceCom (including the current portion thereof) , (ii) all payment obligations of VoiceCom to holders of VoiceCom capital stock (including payments of accrued dividends to former holders of VoiceCom Preferred Stock),
(iii) the amount, if any, by which the sum of (A) the "total accounts payable - trade" of VoiceCom and (B) the "accrued other liabilities - current" of VoiceCom is greater than those liabilities as reflected on the VoiceCom Financial Statements at July 31, 1997, (iv) the amount, if any, by which "total accounts receivable - trade" of VoiceCom are less than those assets as reflected on the VoiceCom Financial Statements at July 31, 1997, (v) $12,336,877 for certain negotiated reserves, liabilities and other adjustments, (vi) the amount, if any, by which the remaining payments under the Patent License Agreement between VoiceCom and AudioFAX dated as of Initials September 11, 1997, are greater than $450,000, and (vii) all Transaction Costs, less (b) the sum of (i) Qualifying Cash, and (ii) the aggregate amount of the exercise prices of all unexercised options and warrants that are assumed to be exercised for purposes of the calculation of Outstanding Shares.

"Transaction Costs" means all costs, fees and charges to any VoiceCom Entity (whether or not accrued or paid) that are related to the transactions contemplated by the Shareholders' Closing Documents, including fees and charges of VoiceCom's accountants, counsel and financial advisors, prepayment penalties in respect to any debt and credit refunds or increases in vendor charges or lease payments under any Contracts; provided, however, that "Transaction Costs" does not include any fee associated with filings under the HSR Act or any employee severance obligations that VoiceCom may incur as a result of the Stock Purchase other than severance obligations pursuant to VoiceCom policies or agreements in existence at Closing which are not disclosed on the VoiceCom Disclosure Memorandum.

"Qualifying Cash" means all cash on hand as of the Closing Date, except cash generated after July 31, 1997 from the sale of assets (other than the marketable securities listed on Schedule 2 and assets sold in the ordinary course of business and in accordance with past practice).

"Outstanding Shares" means all of the Shares issued and outstanding on the Closing Date, determined on a Fully-Diluted Basis; provided, however, that Shares issuable upon the conversion of the VoiceCom Subordinated Notes are not included in the definition of "Outstanding Shares."

"Average Closing Price" means the average of the daily last sale prices for the shares of Premiere Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded as over-the-counter securities and quoted on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Premiere) ending at the close of trading on the second (2nd) trading day immediately preceding the Calculation Date; provided, that for purposes of this calculation, the Average Closing Price shall be deemed to equal (a) $27.50 in the event the Average Closing Price is greater than $27.50 or (b) $22.50 in the event the Average Closing Price is less than $22.50 (collectively, $27.50 and $22.50 are referred to as the "Average Closing Price Limitations").

"Calculation Date" means the earlier of (i) the Closing Date, or (ii) the date on which Premiere elects to exercise its Deferral Option in accordance with
Section 1.2(a).

All accounting determinations necessary to calculate the Purchase Price shall be made in accordance with GAAP consistent with past practices. All references to VoiceCom shall be deemed to be references to all of the VoiceCom Entities on a consolidated basis. Any determination to be made as of the Closing Date shall be made as of the Closing.

      1.2  TIME AND PLACE OF CLOSING.
           -------------------------

      (a) The closing of the transactions contemplated hereby (the "Closing") will take place at 6:00 P.M. (Atlanta time) on the date that the Closing Date occurs or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Closing to occur on the first business day following the satisfaction or waiver of all of the conditions precedent to Closing set forth in Article 7, or such later date within thirty (30) days thereof as may be specified by Premiere. The right of Premiere to specify a later date shall be referred to as its "Deferral Option."

      (b)  At the Closing:

              (i) each Shareholder shall deliver to VoiceCom certificates representing all the Shares duly registered in the name of Premiere (or such other Person as Premiere may designate to Seller not less than five (5) business days prior to the Closing), free and clear of any Liens, except for the Permitted Liens. Each Shareholder hereby appoints VoiceCom as the Shareholder's agent to receive, hold and deliver the documents in accordance with Section 1.2(b)(ii), and Gail S. Conely, or any successor Chief Financial Officer of VoiceCom as the Shareholder's attorney-in-fact to transfer the Shares on the books of VoiceCom with full power of substitution in the premises. These appointments are irrevocable and coupled with an interest, and may under no circumstances be revoked.

              (ii) VoiceCom shall deliver to the Transfer Agent all share certificates received from the Shareholders, and shall deliver to Premiere all other documents received from the Shareholders, the resignations (or evidence of the removal) of each director and officer of each VoiceCom Entity and the signature cards or other evidence reasonably requested by Premiere to ensure that only those individuals designated by Premiere may access accounts of the VoiceCom Entities.

              (iii) Premiere and the Shareholder Representative shall estimate the Exchange Ratio (the "Estimated Exchange Ratio"). Premiere shall direct the Transfer Agent to list each of the Shareholders and the Escrow Agent as shareholders of Premiere holding the number of shares of Premiere Common Stock that such Person would receive pursuant to subsection (c) below if the Estimated Exchange Ratio equaled the Exchange Ratio. The Shareholders, however, shall not be deemed holders of the Premiere Common Stock for any purpose unless and until shares of Premiere Common Stock are delivered to such Shareholder in accordance with subsection (c) below. Accordingly, the Shareholders shall not be entitled to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action

  (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings.

      (c) As soon as practicable after the Exchange Ratio has been Finally Determined in accordance with Section 1.3, and in any event within three (3) business days thereafter (the "Settlement Date"), Premiere shall instruct the Transfer Agent to deliver (A) to each Shareholder one or more certificates for the number of shares of Premiere Common Stock equal to the product of ninety percent (90%) of the Exchange Ratio and the number of Shares held by such Shareholder, such certificates to be registered in the name of such Shareholder (or such other Person as such Shareholder may designate to Premiere in writing not less than five (5) business days prior to the date Premiere gives such instructions to the Transfer Agent), and (B) to the Escrow Agent one or more certificates for the number of shares of Premiere Common Stock equal to the product of ten percent (10%) of the Exchange Ratio and the aggregate number of Shares held by the Shareholders, such certificates to be registered in the name of the Escrow Agent. Premiere shall also cause the Transfer Agent to deliver to the Shareholders or the Escrow Agent, as appropriate, all distributions (whether in cash, securities of Premiere or other property) that the Shareholders or the Escrow Agent would have received if the shares of Premiere Common Stock delivered on the Settlement Date had been delivered on the Closing Date and otherwise to treat the Shareholders or the Escrow Agent, as appropriate, as the record owner of such shares for the purposes of any record date that occurs between the Closing Date and the Settlement Date with respect to any event which occurs after the Settlement Date.

       1.3  FINAL DETERMINATION OF EXCHANGE RATIO.
            -------------------------------------

          (a) As soon as reasonably practical after the Closing and in any event within thirty (30) days thereafter, Premiere shall prepare and deliver to the Shareholders Representative a certificate (signed by an executive officer of Premiere) that sets forth a proposed Exchange Ratio and an explanation of the differences, if any, between the proposed Exchange Ratio and the Estimated Exchange Ratio.

          (b) If the Shareholder Representative disputes Premiere's proposed Exchange Ratio, then the Shareholder Representative shall give Premiere written notice within ten (10) days after the date of Premiere's certificate that sets forth any dispute with the certificate and a description of the nature of the dispute. If the Shareholder Representative fails to give Premiere notice of any dispute within the prescribed 10-day period, then the Exchange Ratio proposed in Premiere's certificate shall be deemed to be the Exchange Ratio. If Premiere and the Shareholder Representative are unable to resolve the dispute within ten
(10) business days after the date of the Shareholder Representative's notice, then each of Premiere and the Shareholder Representative shall submit to the Atlanta, Georgia office of Price Waterhouse LLP (the "Accountant") a certificate that sets forth the last Exchange Ratio proposed by such Party and an explanation of the differences, if any, between the proposed Exchange Ratio and the Estimated Exchange Ratio. If only one Party submits a certificate to the Accountant within the prescribed 10-day period, then the Exchange Ratio proposed in the submitted certificate shall be deemed to be the Exchange

Ratio. If both Parties submit certificates to the Accountant within the prescribed 10-day period, then the Accountant shall choose the proposed Exchange Ratio submitted by either Premiere or the Shareholder Representative within thirty (30) days after the date of the last certificate to be submitted. The Accountant may not make any other determination of the Exchange radio. Each of the Parties shall bear all costs and expenses incurred by it in connection with this Section 1.3, except that the fees and expenses of the Accountant shall be borne by the Party whose proposed Exchange Ratio was not chosen. This Section
1.3 shall be specifically enforceable by Premiere and the Shareholder Representative and the decision of the Accountant in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom. The final determination of the Exchange Ratio is referred to herein as the "Final Determination," and such Exchange Ratio is deemed to be "Finally Determined."

      1.4  ANTI-DILUTION PROVISIONS.      In the event Premiere changes the
           ------------------------
number of shares of Premiere Common Stock issued and outstanding prior to the Closing Date as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to Closing Date, (i) the Average Closing Price and the Average Closing Price Limitations shall be adjusted to appropriately adjust the ratio under which the Shares will be converted into shares of Premiere Common Stock pursuant to Section 1.1, and (ii) if necessary, the anticipated Closing Date shall be postponed for an appropriate period of time agreed upon by the parties in order for the Average Closing Price to reflect the market effect of such stock split, stock dividend, or similar recapitalization.

      1.5  FRACTIONAL SHARES.      Notwithstanding any other provision of this
           -----------------
Agreement, each holder of the Shares exchanged pursuant to the Stock Purchase who would otherwise have been entitled to receive a fraction of a share of Premiere Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premiere Common Stock multiplied by the Average Closing Price of one share Premiere Common Stock. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

       1.6 CONVERSION OF STOCK OPTIONS.
           ---------------------------

          (a) On the Closing Date, each option or other right to purchase Shares pursuant to stock options ("VoiceCom Options") granted by VoiceCom under the VoiceCom Stock Plans, which are outstanding on the Closing Date, whether or not exercisable, shall be converted into and become rights with respect to Premiere Common Stock, and Premiere shall assume each VoiceCom Option, in accordance with the terms of the VoiceCom Stock Plan and stock option agreement by which it is evidenced, except that from and after the Closing Date, (i) Premiere and its Compensation Committee shall be substituted for VoiceCom and the VoiceCom Stock Option Committee, (ii) each VoiceCom Option assumed by Premiere may be exercised solely for shares of Premiere Common Stock, (iii) the number of shares of Premiere Common Stock subject to such VoiceCom Option shall be equal to the number of shares of

VoiceCom Common Stock subject to such VoiceCom Option immediately prior to the Closing Date multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such VoiceCom Option shall be adjusted by dividing the per share exercise price under each such VoiceCom Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Premiere shall not be obligated to issue any fraction of a share of Premiere Common Stock upon exercise of VoiceCom Options and any fraction of a share of Premiere Common Stock that otherwise would be subject to a converted VoiceCom Option shall represent the right to receive a cash payment equal to the product of such fraction and the difference between the market value of one share of Premiere Common Stock and the per share exercise price of such VoiceCom Option. The market value of one share of Premiere Common Stock shall be the Average Closing Price In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 1.6, each VoiceCom Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. VoiceCom agrees to take all necessary steps to effectuate the foregoing provisions of this Section 1.6.

          (b) As soon as practicable after the Closing Date, Premiere shall deliver to the participants in each VoiceCom Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to such VoiceCom Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 1.6(a) after giving effect to the Stock Purchase), and Premiere shall comply with the terms of each VoiceCom Stock Plan to ensure, to the extent required by, and subject to the provisions of, such VoiceCom Stock Plan, that VoiceCom Options which qualified as incentive stock options prior to the Closing Date continue to qualify as incentive stock options after the Closing Date. At or prior to the Closing Date, Premiere shall take all corporate action necessary to reserve for issuance sufficient shares of Premiere Common Stock for delivery upon exercise of VoiceCom Options assumed by it in accordance with this Section 1.6. As soon as practicable after the Closing Date, Premiere shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Premiere Common Stock subject to such options and shall use its reasonable efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as such options remain outstanding.


                                   ARTICLE 2
              REPRESENTATIONS AND WARRANTIES OF THE  SHAREHOLDERS
              ---------------------------------------------------

       Each of the Shareholders, severally but not jointly, hereby represents and warrants to Premiere as of the date that such Shareholder becomes a party to this Agreement and as of the Closing Date as follows:

       2.1 OWNERSHIP OF SHARES.  The Shareholder is the owner of all
           -------------------
right, title and interest (legal, record and beneficial) in and to the number of VoiceCom Securities listed below Shareholder's signature to this Agreement, free and clear of any and all Liens, except the

Permitted Liens. The delivery to Premiere of the Shares pursuant to the provisions of this Agreement will transfer to Premiere good and marketable title to all of such Shares free and clear of all Liens. Other than the VoiceCom Securities listed opposite the name of the Shareholder on Exhibit 3, the Shareholder owns no right, title or interest (legal, record or beneficial) to any securities of VoiceCom or right of any kind to have any such security issued. No Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of the VoiceCom Securities from the Shareholder.

       2.2 AUTHORITY OF SHAREHOLDER; NO BREACH BY AGREEMENT.   The
           ------------------------------------------------
Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Shareholders' Closing Documents and to perform its obligations under the Shareholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholder of the Shareholders' Closing Documents, the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms.

       2.3 ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.   The
           ------------------------------------------------------
execution, delivery and performance by the Shareholder of the Shareholders' Closing Documents (with or without the giving of notice, the lapse of time, or both): (a) other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholder of the transactions contemplated in this Agreement, (b) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction, or to the Knowledge of the Shareholder any law, ordinance or regulation, of any court or governmental instrumentality to which the Shareholder is subject or by which the Shareholder, or his, her or its Assets, are bound; and (c) will not create any Lien upon the Shares owned by the Shareholder.

       2.4 LEGAL PROCEEDINGS.   There are no claims, lawsuits, actions,
           -----------------
arbitrations, administrative or other proceedings, or to the Knowledge of the Shareholder, governmental investigations or inquiries, pending or threatened against the Shareholder affecting the performance by the Shareholder of the Shareholders' Closing Documents and, to the Knowledge of the Shareholder, there is no basis for any action or any state of facts or occurrence of any event which might give rise to the foregoing.

       2.5 INVESTMENT INTENTION; ACCESS TO INFORMATION.
           -------------------------------------------

          (a) The Shareholder is acquiring the shares of Premiere Common Stock to be issued pursuant to this Agreement for investment only, for the Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. The Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the 1933 Act. The Shareholder understands that the shares of Premiere Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein. The Shareholder also understands that the Shares will be subject to the transfer restrictions set forth in the Registration Rights Agreement.

          (b) The Shareholder understands that the offering and sale of the Premiere Common Stock is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) of the 1933 Act and Regulation D of the 1933 Act. The Shareholder has the financial ability to bear the economic risk of the Shareholder's investment and has adequate means for providing for the Shareholder's current needs and personal or other contingencies.

          (c) The Shareholder meets any additional or different suitability standards imposed by the Shareholder's state of incorporation or organization, or imposed by any other applicable laws.

          (d)  The Shareholder:

          (i) has been furnished with the Information Statement, has carefully read the Information Statement, and understands and has evaluated the risks of the Stock Purchase;

          (ii) has been given the opportunity to ask questions of, and receive answers from, the executive officers of Premiere concerning the terms and conditions of the Stock Purchase; has received any documents which the Shareholder may have requested and such additional information as it has deemed necessary to verify the accuracy of the information contained in the Information Statement or that was otherwise provided and evaluate the merits and risks of the Stock Purchase; and has not been furnished any offering literature or prospectus other than the Information Statement;

          (iii) except as described in clause (ii) above, has not been furnished with any oral or written representation or oral or written information in connection with the Stock Purchase which is not contained in the Information Statement; and

          (iv) has determined that the shares of Premiere Common Stock are a suitable investment for it and that, at this time, it has no need for liquidity of its investment and could bear a complete loss of such investment.

          (e) The Shareholder is not relying on VoiceCom or Premiere, or the references to any legal opinion in this Agreement or the Information Statement, with respect to individual and corporate tax and other economic considerations involved in this investment.

          (f) The Shareholder will not sell or otherwise transfer shares of Premiere Common Stock or any portion thereof without registration under any applicable Securities Laws or an exemption therefrom, and fully understands and agrees that the Shareholder must bear the economic risk of this purchase for an indefinite period of time.

          (g) The Shareholder

                (i) has had access to the knowledge and experience in financial and business matters deemed necessary to evaluate the merits and risks of the Stock Purchase;

               (ii) has had access to the information deemed necessary to make an informed decision to engage in the Stock Purchase;

              (iii) has had the time to make a carefully considered and unpressured decision to engage in the Stock Purchase;

               (iv) has had the opportunity to negotiate the terms and conditions of the Stock Purchase directly with Premiere; and

               (v) is not aware of any public solicitation for or widespread publicity about the Stock Purchase.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF VOICECOM
                   ------------------------------------------

       VoiceCom, hereby represents and warrants to Premiere as follows:

       3.1 ORGANIZATION, STANDING, AND POWER.      VoiceCom is a corporation
           ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Washington, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. VoiceCom is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect. The minute book and other organizational documents for VoiceCom have been made available to Premiere for its review and, except as disclosed in Section 3.1 of the VoiceCom Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

       3.2 AUTHORITY OF VOICECOM; NO BREACH BY AGREEMENT.
           ---------------------------------------------

          (a) VoiceCom has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of VoiceCom. This Agreement represents a legal, valid, and binding obligation of VoiceCom, enforceable against VoiceCom in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by VoiceCom, nor the consummation by VoiceCom of the transactions contemplated hereby, nor compliance by VoiceCom with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of VoiceCom's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any VoiceCom Subsidiary or any resolution adopted by the board of directors or the shareholders of any VoiceCom Entity, or (ii) except as disclosed in Section 3.2 of the VoiceCom Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any VoiceCom Entity under, any Contract or Permit of any VoiceCom Entity or, (iii) subject to receipt of the requisite Consents referred to in
Section 7.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any VoiceCom Entity or any of their respective material Assets (including any Premiere Entity or any VoiceCom Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any VoiceCom Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by VoiceCom of the Stock Purchase and the other transactions contemplated in this Agreement.

       3.3 CAPITAL STOCK.
           -------------

          (a) The authorized capital stock of VoiceCom consists of (i) 25,000,000 shares of VoiceCom Common Stock, of which 3,281,895 shares are issued and outstanding as of the date of this Agreement, (ii) 10,000,000 shares of
VoiceCom Preferred Stock, of which (A) 2,124,854 shares of VoiceCom Series A Preferred Stock are issued and outstanding as of the date of this Agreement ,
(B) 2,477,762 shares of VoiceCom Series B Preferred Stock are issued and outstanding as of the date of this Agreement , (C) 1,333,334 shares of VoiceCom Series C Preferred Stock are issued and outstanding as of the date of this Agreement , and (D) 3,500,000 shares of VoiceCom Series D Preferred Stock are
issued and outstanding as of the date of this Agreement.   No additional shares
of the VoiceCom Securities will be issued and outstanding on the Closing Date, except for any additional shares of VoiceCom Common Stock issued upon the exercise or conversion of VoiceCom Equity Rights outstanding on the date of this Agreement. All of the issued and outstanding shares of capital stock of VoiceCom are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of VoiceCom has been issued in violation of any preemptive rights of the current or past shareholders of VoiceCom.

          (b) Except as set forth in Section 3.3(a), or as disclosed in Section 3.3(b) of the VoiceCom Disclosure Memorandum, there are no shares of capital stock or other equity securities of VoiceCom outstanding and no outstanding Equity Rights relating to the capital stock of VoiceCom. Each of the Shareholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares listed below Shareholder's signature to this Agreement, free and clear of all Liens, except Permitted Liens. Collectively, the Shareholders own all right, title and interest (legal and beneficial) in and to at least ninety percent (90%) of all of the Shares calculated on a Fully-Diluted Basis (except Shares subject to options issued pursuant to the VoiceCom Stock Plans and assuming that the Shares issuable upon conversion of the VoiceCom Subordinated Notes are excluded from such calculation). Except as set forth in Section 3.3(a), or as disclosed in Section 3.3(b) of the VoiceCom Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Shareholders of any of the Shares, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of VoiceCom.

       3.4 VOICECOM SUBSIDIARIES.         VoiceCom has disclosed in Section 3.4
           ---------------------
of the VoiceCom Disclosure Memorandum all of the VoiceCom Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the VoiceCom Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). VoiceCom or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each VoiceCom Subsidiary. No capital stock (or other equity interest) of any VoiceCom Subsidiary is or may become required to be issued (other than to another VoiceCom Entity) by reason of any Equity Rights, and there are no Contracts by which any VoiceCom Subsidiary is bound to issue (other than to another VoiceCom Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any VoiceCom Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any VoiceCom Subsidiary (other than to another VoiceCom Entity). There are no Contracts relating to the rights of any VoiceCom Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any VoiceCom Subsidiary. All of the shares of capital stock (or other equity interests) of each VoiceCom Subsidiary held by a VoiceCom Entity are fully paid and nonassessable and are owned by the VoiceCom Entity free and clear of any Lien. Except as disclosed in Section 3.4 of the VoiceCom Disclosure Memorandum, each VoiceCom Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each VoiceCom Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect. The minute book and other organizational documents for each VoiceCom Subsidiary have been made available to Premiere for its review, and, except as disclosed in Section
3.4 of the VoiceCom Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

       3.5 FINANCIAL STATEMENTS.        Except as set forth in Section 3.5 of
           --------------------
the VoiceCom Disclosure Memorandum, each of the VoiceCom Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of VoiceCom and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or will not be material in amount or effect.

       3.6 ABSENCE OF UNDISCLOSED LIABILITIES.      No VoiceCom Entity has any
           ----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of VoiceCom as of July 31, 1997, or disclosed in Section 3.6 of the VoiceCom Disclosure Memorandum. No VoiceCom Entity has incurred or paid any Liability since July 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect (ii) in connection with the transactions contemplated by this Agreement or (iii) as described in Section 3.6 of the VoiceCom Disclosure Memorandum. No VoiceCom Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability or any Person for any amount, except as described in Section 3.6 of the VoiceCom Disclosure Memorandum.

       3.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.
           ------------------------------------

          (a) Since July 31, 1997, except as disclosed in the VoiceCom Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 3.7 of the VoiceCom Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect, and
(ii) the VoiceCom Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of VoiceCom provided in
Article 5.

       (b) VoiceCom has used its best efforts to keep available for Premiere the services of the employees, agents, customers and suppliers of the VoiceCom Entities. VoiceCom does not have any reason to believe that any loss of any customer or supplier or other advantageous arrangement will result because of the consummation of the Stock Purchase or the other transactions contemplated hereby.

       3.8 TAX MATTERS.
           -----------

          (a) Except as disclosed in Section 3.8 of the VoiceCom Disclosure Memorandum, all Tax Returns required to be filed by or on behalf of any of the VoiceCom Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before June 30, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Closing Date, and all Tax Returns filed are complete
and accurate.  All Taxes shown on filed Tax Returns have been paid.   There is
no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the VoiceCom Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 3.8 of the VoiceCom Disclosure Memorandum. VoiceCom's federal income Tax Returns have been audited by the IRS and accepted through December 31, 1992. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the VoiceCom Entities.

          (b) Except as disclosed in Section 3.8 of the VoiceCom Disclosure Memorandum, none of the VoiceCom Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

          (c) Except as disclosed in Section 3.8 of the VoiceCom Disclosure Memorandum, the provision for any Taxes due or to become due for any of the VoiceCom Entities for the period or periods through and including the date of the respective VoiceCom Financial Statements that has been made and is reflected on such VoiceCom Financial Statements is sufficient to cover all such Taxes.

          (d) Deferred Taxes of the VoiceCom Entities have been provided for in accordance with GAAP.

          (e) Except as described in Section 3.8 of the VoiceCom Disclosure Memorandum, none of the VoiceCom Entities is a party to any Tax allocation or sharing agreement and none of the VoiceCom Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was VoiceCom) has any Liability for Taxes of any Person (other than VoiceCom and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

          (f) Each of the VoiceCom Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

          (g) Except as disclosed in Section 3.8 of the VoiceCom Disclosure Memorandum, none of the VoiceCom Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

          (h) No VoiceCom Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

       3.9 ASSETS.
           ------

          (a) Except as disclosed in Section 3.9 of the VoiceCom Disclosure Memorandum or as disclosed or reserved against in the VoiceCom Financial Statements delivered prior to the date of this Agreement, the VoiceCom Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a VoiceCom Material Adverse Effect. All tangible properties used in the businesses of the VoiceCom Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with VoiceCom's past practices.

          (b) All items of inventory, if any, of the VoiceCom Entities reflected on the most recent balance sheet included in the VoiceCom Financial Statements delivered prior to the date of this Agreement and prior to the Closing Date consisted and will consist, as applicable, of items of a quality and quantity usable and saleable in the ordinary course of business and conform to generally accepted standards in the industry in which the VoiceCom Entities are a part.

          (c) The accounts receivable of the VoiceCom Entities as set forth on the most recent balance sheet included in the VoiceCom Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; and are collectible before the thirtieth (30th) day preceding the Audit Release Date at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the VoiceCom Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

          (d) All Assets which are material to VoiceCom's business on a consolidated basis, held under leases or subleases by any of the VoiceCom Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

          (e) None of the VoiceCom Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 3.9 of the VoiceCom Disclosure Memorandum, there are presently no claims pending under such policies of insurance and no notices of claims have been given by any VoiceCom Entity under such policies.

          (f) The Assets of the VoiceCom Entities include all rights and properties required to operate the business of the VoiceCom Entities as presently conducted, subject to the need for maintenance and replacement in the ordinary course of business.

       3.10  INTELLECTUAL PROPERTY.      Except as disclosed in Section 3.10 of
             ---------------------
the VoiceCom Disclosure Memorandum, each VoiceCom Entity owns or has a license to use all of the Intellectual Property used by such VoiceCom Entity in the course of its business. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, each VoiceCom Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such VoiceCom Entity in connection with such VoiceCom Entity's business operations, and such VoiceCom Entity has the right to convey by sale or license any Intellectual Property so conveyed. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, no VoiceCom Entity is in Default under any of its Intellectual Property licenses. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, no proceedings have been instituted, or are pending or to the Knowledge of VoiceCom threatened, which challenge the rights of any VoiceCom Entity with respect to Intellectual Property used, sold or licensed by such VoiceCom Entity in the course of its business, nor has any person claimed or alleged any rights to such

Intellectual Property. The conduct of the business of the VoiceCom Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, no VoiceCom Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, every officer, or employee of any VoiceCom Entity is a party to a Contract which requires such officer, or employee to assign any interest in any Intellectual Property to a VoiceCom Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a VoiceCom Entity, and to the Knowledge of VoiceCom no such officer, or employee is party to any Contract with any Person other than a VoiceCom Entity which requires such officer, or employee to assign any interest in any Intellectual Property to any Person other than a VoiceCom Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than a VoiceCom Entity. Except as disclosed in Section 3.10 of the VoiceCom Disclosure Memorandum, no officer, or employee of any VoiceCom Entity is party to any Contract which restricts or prohibits such officer, or employee from engaging in activities competitive with any Person, including any VoiceCom Entity.

       3.11  ENVIRONMENTAL MATTERS.
             ---------------------

          (a) Each VoiceCom Entity, its Participation Facilities, and its Operating Properties are, and have been, in material compliance with all applicable Environmental Laws.

          (b) There is no Litigation pending or to the Knowledge of VoiceCom threatened before any court, governmental agency, or authority or other forum in which any VoiceCom Entity or any of its Operating Properties or Participation Facilities (or VoiceCom in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any VoiceCom Entity or any of its Operating Properties or Participation Facilities, nor to the Knowledge of VoiceCom is there any reasonable basis for any Litigation of a type described in this sentence.

          (c) During the period of (i) any VoiceCom Entity's ownership or operation of any of their respective current properties, (ii) any VoiceCom Entity's participation in the management of any Participation Facility, or (iii) any VoiceCom Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any VoiceCom Entity's ownership or operation of any of their respective current properties, (ii) any VoiceCom Entity's participation in the management of any Participation Facility, or (iii) any VoiceCom Entity's holding of a security interest in a Operating Property, there were no releases, discharges, spillages, or disposals of Hazardous

Material in, on, under, or affecting any such property, Participation Facility or Operating Property.

       3.12  COMPLIANCE WITH LAWS.        Each VoiceCom Entity has in effect all
             --------------------
Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, and there has occurred no Default under any such Permit. Except as disclosed in Section 3.12 of the VoiceCom Disclosure Memorandum, none of the VoiceCom Entities:

       (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

       (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

       (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any VoiceCom Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke or suspend any Permits, or (iii) requiring any VoiceCom Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Premiere.

       3.13  LABOR RELATIONS.         No VoiceCom Entity is the subject of any
             ---------------
Litigation asserting that it or any other VoiceCom Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other VoiceCom Entity to bargain with any labor organization as to wages or conditions of employment, nor is any VoiceCom Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any VoiceCom Entity, pending or threatened, or to the Knowledge of VoiceCom, is there any activity involving any VoiceCom Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

       3.14  EMPLOYEE BENEFIT PLANS.
             ----------------------

          (a) VoiceCom has disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum, and has delivered to Premiere prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any VoiceCom Entity or any entity aggregated with a VoiceCom Entity under Section 414 of the Internal Revenue Code ("ERISA Affiliate") for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "VoiceCom Benefit Plans"). With respect to all VoiceCom Benefit Plans, VoiceCom has delivered to Premiere prior to the execution of this Agreement copies in each case of (i) all trust agreements or other funding arrangements for such VoiceCom Benefit Plans (including insurance contracts), and all amendments thereto, (ii) all determination letters, rulings, opinion letters, information letters, or advisory opinions issues by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation, (iii) annual reports or returns, audited or unaudited financial statements, actuarial valuations and reports, and summary annual reports for the most recent three plan years, and
(iv) the most recent summary plan descriptions and any material modifications thereto. Any of the VoiceCom Benefit Plans which is an "employee benefit plan," as that term is defined in Section 3(3) of ERISA, is referred to herein as a "VoiceCom ERISA Plan." Any "employee benefit plan" that is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Defined Benefit Plan." Any "employee benefit plan" that is also a multiemployer plan (as defined in Sections 3(37) and 4001(a)(3) of ERISA) is referred to herein as a "Multiemployer Plan." Each VoiceCom ERISA Plan which is a Defined Benefit Plan is referred to herein as a "VoiceCom Pension Plan."

          (b) Since September 26, 1980, neither any VoiceCom Entity nor any ERISA Affiliate has ever sponsored or participated in a Defined Benefit Plan or Multiemployer Plan, nor has any VoiceCom Entity or ERISA affiliate ever had an "obligation to contribute" (as defined in ERISA 4212) to a Multiemployer Plan. No VoiceCom Entity or ERISA Affiliate has at any time contributed to, or been obligated to contribute to a Defined Benefit Plan.

          (c) All VoiceCom Benefit Plans and related trusts comply in all respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws. Each VoiceCom ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and there are no circumstances which could result in revocation of any such favorable determination letter. No VoiceCom Entity has engaged in a transaction with respect to any VoiceCom Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject any VoiceCom Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

          (d) Except as disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum, no oral or written representation or communication with respect to any aspect of the VoiceCom Benefit Plans has been made to employees of any VoiceCom Entity or ERISA Affiliate prior to the date hereof which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. Neither any VoiceCom Entity or ERISA Affiliate nor any administrator or fiduciary of any VoiceCom Benefit Plan (or any agent of any of the foregoing) has engaged in any transaction, or acted or failed to act in any manner which could subject any VoiceCom Entity or Premiere to any direct or indirect liability (by indemnity or otherwise) for breach of any fiduciary, co-fiduciary or other duty under ERISA. There are no unresolved claims or disputes under the terms of, or in connection with, the VoiceCom Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any VoiceCom Benefit Plan.

          (e) Except as disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum, all VoiceCom Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the VoiceCom Benefit Plans are correct and complete, have been timely filed with the Internal Revenue Service, the Department of Labor or distributed to participants of the VoiceCom Benefit Plans (as required by law), and there have been no changes in the information set forth therein.

          (f) Except as disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum, all individuals participating in (or eligible to participate in) any VoiceCom Benefit Plan are common-law employees under the rationale set forth in Professional and Executive Leasing, Inc., 89 TC 225 (1987).
----------------------------------------

          (g) No Liability under Title IV of ERISA has been or is expected to be incurred by any VoiceCom Entity or ERISA Affiliate with respect to any ongoing, frozen, or terminated Defined Benefit Plan or Multiemployer Plan. No VoiceCom Entity or ERISA Affiliate has incurred any withdrawal Liability with respect to a multiemployer plan under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Defined Benefit Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (h) Except as disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum and except for health care continuation rights under Part 6 of Title I of ERISA, no VoiceCom Entity or ERISA Affiliate has any Liability for retiree health or life benefits under any of the VoiceCom Benefit Plans and there are no restrictions on the rights of such VoiceCom Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder.

          (i) Except as disclosed in Section 3.14 of the VoiceCom Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any VoiceCom Entity from any VoiceCom Entity under any VoiceCom Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any VoiceCom Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (j) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any VoiceCom Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the VoiceCom Financial Statements to the extent required by and in accordance with GAAP.

       3.15  MATERIAL CONTRACTS.    Except as disclosed in Section 3.15 of
             ------------------
the VoiceCom Disclosure Memorandum or otherwise reflected in the VoiceCom Financial Statements, none of the VoiceCom Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, (ii) any Contract relating to the borrowing of money by any VoiceCom Entity or the guarantee by any VoiceCom Entity of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contract which prohibits or restricts any VoiceCom Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among VoiceCom Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, any license for commercially available software with aggregate license fees and other payments in excess of $50,000, network communication, or other technical services to or by any VoiceCom Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $50,000), and (viii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by VoiceCom with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 3.9 and 3.14(a), the "VoiceCom Contracts"). With respect to each VoiceCom Contract and except as disclosed in
Section 3.15 of the VoiceCom Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no VoiceCom Entity is in Default thereunder; (iii) no VoiceCom Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of VoiceCom, in Default in any respect or has repudiated or waived any material provision thereunder. Except as disclosed in Section 3.15 of the VoiceCom Disclosure Memorandum, all of the indebtedness of any VoiceCom Entity for money borrowed is prepayable at any time by such VoiceCom Entity without penalty or premium.

       3.16  LEGAL PROCEEDINGS.       Except as disclosed in Section 3.16 of the
             -----------------
VoiceCom Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of VoiceCom, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any VoiceCom Entity, or against any director, employee or employee benefit plan of any VoiceCom Entity, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory

Authorities, other governmental authorities, or arbitrators outstanding against any VoiceCom Entity.

       3.17  REPORTS.  Except as disclosed in Section 3.17 of the
             -------
VoiceCom Disclosure Memorandum, since January 1, 1993, or the date of organization if later, each VoiceCom Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

       3.18  INTERESTED TRANSACTIONS.   Except as disclosed in Section 3.18
             -----------------------
of the VoiceCom Disclosure Memorandum, no Shareholder nor an Affiliate of a Shareholder is a party to any Contract, loan or other transaction with VoiceCom, or has any direct or indirect interest in or affiliation with any party to any such a Contract, loan or other transaction.

       3.19  STATEMENTS TRUE AND CORRECT.   None of the representations or
             ---------------------------
warranties made by VoiceCom (as modified by the VoiceCom Disclosure Memorandum), nor any statement made in any certificate furnished by VoiceCom pursuant to this Agreement or information provided by VoiceCom for inclusion in the Information Statement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any VoiceCom Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       3.20  ACCOUNTING AND REGULATORY MATTERS.      No VoiceCom Entity or any
             ---------------------------------
Shareholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Stock Purchase from qualifying for pooling-of-interests accounting treatment, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PREMIERE
                   ------------------------------------------

       Premiere hereby represents and warrants to VoiceCom and the Shareholders as follows:

       4.1 ORGANIZATION, STANDING, AND POWER.   Premiere is a corporation
           ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Premiere is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect.

       4.2 AUTHORITY; NO BREACH BY AGREEMENT.
           ---------------------------------

          (a) Premiere has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Stock Purchase, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premiere. This Agreement represents a legal, valid, and binding obligation of Premiere, enforceable against Premiere in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by Premiere, nor the consummation by Premiere of the transactions contemplated hereby, nor compliance by Premiere with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Premiere's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premiere Entity under, any Contract or Permit of any Premiere Entity or,
(iii) subject to receipt of the requisite Consents referred to in Section 7.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Premiere Entity or any of their respective material Assets (including any Premiere Entity or any VoiceCom Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any VoiceCom Entity being reassessed or revalued by any Taxing authority).

          (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premiere of the Stock Purchase and the other transactions contemplated in this Agreement.

       4.3 CAPITAL STOCK.
           -------------

          (a) The authorized capital stock of Premiere consists of (i) 150,000,000 shares of Premiere Common Stock, of which 31,652,636 shares were issued and outstanding as of August 14, 1997, and (ii) 5,000,000 shares of Premiere Preferred Stock, of which 1 share was issued and outstanding as of August 14, 1997. All of the issued and outstanding shares of Premiere Capital Stock are, and all of the shares of Premiere Common Stock to be issued in exchange for shares of VoiceCom Common Stock upon consummation of the Stock Purchase, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Premiere Capital Stock has been, and none of the shares of Premiere Common Stock to be issued in exchange for shares of VoiceCom Common Stock upon consummation of the Stock Purchase will be, issued in violation of any preemptive rights of the current or past shareholders of Premiere.

          (b) Except as set forth in Section 4.3(a) or as disclosed in Section
4.3 of the Premiere Disclosure Memorandum, there are no shares of capital stock or other equity securities of Premiere outstanding and no outstanding Equity Rights relating to the capital stock of Premiere.

       4.4 SEC FILINGS; FINANCIAL STATEMENTS.
           ---------------------------------

          (a) Premiere has timely filed and made available to VoiceCom and each of the Shareholders all SEC Documents required to be filed by Premiere since December 31, 1992 (the "Premiere SEC Reports"). The Premiere SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Premiere SEC Reports or necessary in order to make the statements in such Premiere SEC Reports, in light of the circumstances under which they were made, not misleading. No Premiere Subsidiary is required to file any SEC Documents.

          (b) Each of the Premiere Financial Statements (including, in each case, any related notes) contained in the Premiere SEC Reports, including any Premiere SEC Reports filed after the date of this Agreement until the Closing Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Premiere and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

       4.5 STATEMENTS TRUE AND CORRECT.   None of the representations or
           ---------------------------
warranties made by Premiere, nor any statement made in any certificate furnished by Premiere pursuant to this Agreement or information provided by Premiere for inclusion in the Information Statement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premiere Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

       4.6 ACCOUNTING AND REGULATORY MATTERS.  No Premiere Entity or any
           ---------------------------------
Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Stock Purchase from qualifying for pooling-of-interests accounting treatment, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 7.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

                                   ARTICLE 5
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

       5.1 AFFIRMATIVE COVENANTS WITH RESPECT TO VOICECOM.   From the date of
           ----------------------------------------------
this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, VoiceCom shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 7.1(b) or 7.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. In addition, prior to the Closing Date, VoiceCom shall (a) take all actions necessary to terminate the VoiceCom Systems, Inc. 401(k) Plan, and (b) amend and restate any and all VoiceCom severance pay policies, and expressly provide therein that benefits shall not be paid to any employee of a VoiceCom Entity or an ERISA Affiliate following a change in control if such employee is offered reasonably comparable employment with the purchaser or one of its affiliates, and that "reasonably comparable employment" shall be defined as employment at a base salary or hourly wage commensurate with that in effect immediately prior to the change of control.

       5.2 NEGATIVE COVENANTS WITH RESPECT TO VOICECOM.      From the date of
           -------------------------------------------
this Agreement until the earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, VoiceCom covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

       (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any VoiceCom Entity, or

       (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a VoiceCom Entity to another VoiceCom Entity) in excess of an aggregate of $50,000 (for the VoiceCom Entities on a consolidated basis) except in the ordinary course of the business of VoiceCom Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any VoiceCom Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the VoiceCom Disclosure Memorandum); or

       (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any VoiceCom Entity, or declare or pay any dividend or make any other distribution in respect of VoiceCom's capital stock; or

       (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 5.2(d) of the VoiceCom Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of VoiceCom Common Stock or any other capital stock of any VoiceCom Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

       (e) adjust, split, combine or reclassify any capital stock of any VoiceCom Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of VoiceCom Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any VoiceCom Subsidiary (unless any such shares of stock are sold or otherwise transferred to another VoiceCom Entity) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

       (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned VoiceCom Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

       (g) grant any increase in compensation or benefits to the employees or officers of any VoiceCom Entity, except required by Law; pay any severance or termination pay or any bonus and enter into or amend any severance agreements with officers of any VoiceCom Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any VoiceCom Entity; or, except as contemplated by the VoiceCom Stock Plans, accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

       (h) enter into or amend any employment Contract between any VoiceCom Entity and any Person (unless such amendment is required by Law) that the VoiceCom Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Closing Date; or

       (i) except for the VoiceCom Systems, Inc. 401(k) Plan and any severance plan or policy of a VoiceCom Entity or ERISA Affiliate, adopt, amend, or restate any new employee benefit plan of any VoiceCom Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any VoiceCom Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

       (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

       (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any VoiceCom Entity for material money damages or restrictions upon the operations of any VoiceCom Entity; or

       (l) enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

       5.3 COVENANTS OF PREMIERE.  From the date of this Agreement until the
           ---------------------
earlier of the Closing Date or the termination of this Agreement, unless the prior written consent of VoiceCom shall have been obtained, and except as otherwise expressly contemplated herein, Premiere covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Premiere Common Stock and the business prospects of the Premiere Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Premiere Entities' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 7.1(b) or 7.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Premiere Entity from acquiring any

Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Premiere, desirable in the conduct of the business of Premiere and its Subsidiaries. Premiere further covenants and agrees that it will not, without the prior written consent of VoiceCom, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of Premiere, in each case, in any manner adverse to the holders of VoiceCom Common Stock as compared to rights of holders of Premiere Common Stock generally as of the date of this Agreement.

       5.4 ADVERSE CHANGES IN CONDITION.  Each Party agrees to give written
           ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a VoiceCom Material Adverse Effect or a Premiere Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach or a failure to satisfy or comply with of any of its representations, warranties, covenants or condition contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

       5.5 REPORTS.    Each Party and its Subsidiaries shall file all
           -------
reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Closing Date and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

       5.6 VOICECOM STOCK OPTIONS.   The VoiceCom Stock Option Plan Committee
           ----------------------
shall perform all necessary actions to cause the VoiceCom Options to be converted into and become rights with respect to Premiere Common Stock, and to be assumed by Premiere in accordance with Section 1.6.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS
                             ---------------------

       6.1 EXCHANGE LISTING.   Premiere shall use its reasonable efforts to
           ----------------
list, prior to the date on which the Exchange Ratio is Finally Determined in accordance with Section 1.3, on the Nasdaq National Market the shares of Premiere Common Stock to be issued to the holders of VoiceCom Common Stock pursuant to the Stock Purchase, and Premiere shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

       6.2 APPLICATIONS; ANTITRUST NOTIFICATION.  Premiere shall prepare and
           ------------------------------------
file, and VoiceCom and the Shareholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will promptly within five (5) business days of the date hereof file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

       6.3 AGREEMENT AS TO EFFORTS TO CONSUMMATE.   Subject to the terms and
           -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 7; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

       6.4 INVESTIGATION AND CONFIDENTIALITY.
           ---------------------------------

          (a) Prior to the Closing Date, VoiceCom shall keep Premiere advised of all material developments relevant to its business and to consummation of the Stock Purchase and shall permit the other Premiere to make or cause to be made such investigation of the business and properties of VoiceCom and its Subsidiaries and of their respective financial and legal conditions as Premiere reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by Premiere shall affect the representations and warranties of VoiceCom or the Shareholders.

          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Closing Date, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a VoiceCom Material Adverse Effect or a Premiere Material Adverse Effect, as applicable.

       6.5 PRESS RELEASES.   Prior to the Closing Date, VoiceCom and
           --------------
Premiere shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
6.5 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

       6.6 CERTAIN ACTIONS.    Except with respect to this Agreement and
           ---------------
the transactions contemplated hereby, no VoiceCom Entity nor any Shareholder nor any Affiliate thereof nor any Representatives thereof retained by any VoiceCom Entity or any Shareholder shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of VoiceCom, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to VoiceCom's shareholders under applicable law, no VoiceCom Entity, any Shareholder or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but VoiceCom may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by outside counsel. Each Shareholder and VoiceCom shall promptly advise Premiere following the receipt of any Acquisition Proposal and the details thereof, and advise Premiere of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Shareholder and VoiceCom shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and
(ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

       6.7 SHAREHOLDER RELEASES.    Each Shareholder hereby releases,
           --------------------
remises, and forever discharges each VoiceCom Entity and their respective Representatives, Affiliates, and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releases") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Closing Date (the "Released Claims"). Each Shareholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Released Claims of such

Shareholder released herein are owned by such Shareholder, who has the sole authority to release them. Each Shareholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

       6.8 ACCOUNTING TREATMENT.  Each of the Parties undertakes and agrees
           --------------------
to use its reasonable efforts to cause the Stock Purchase, and to take no action which would cause the Stock Purchase not, to qualify for treatment as a pooling of interests for accounting purposes.

       6.9 STATE TAKEOVER LAWS.    Each VoiceCom Entity and each
           -------------------
Shareholder shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law.

       6.10  CHARTER PROVISIONS.    Each VoiceCom Entity shall take all
             ------------------
necessary action to ensure that the entering into of this Agreement and the consummation of the Stock Purchase and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any VoiceCom Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any VoiceCom Entity that may be directly or indirectly acquired or controlled by them.

       6.11  INDEMNIFICATION.
             ---------------

          (a) For a period of four (4) years after the Closing Date, Premiere shall, and shall cause VoiceCom to, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of VoiceCom (each, a "VoiceCom Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the VoiceCom Indemnified Party's service or services as directors, officers, employees or agents of any VoiceCom Entity occurring at or prior to the Closing Date (including the transactions contemplated by this Agreement) to the fullest extent permitted by VoiceCom's Articles of Incorporation, Bylaws and Special Indemnification Agreements as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not Premiere is insured against any such matter.

          (b) Any VoiceCom Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.11, upon learning of any such Liability or Litigation, shall promptly notify Premiere thereof. In the event of any such Litigation (whether arising before or after the Closing Date), (i) either Premiere or VoiceCom shall have the right to assume the defense thereof and neither Premiere nor VoiceCom shall be liable to such VoiceCom Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such VoiceCom Indemnified Parties in connection with the defense thereof, except that if Premiere or VoiceCom elects not to assume such defense or counsel for the VoiceCom Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Premiere or VoiceCom and the VoiceCom Indemnified Parties, the VoiceCom

Indemnified Parties may retain counsel satisfactory to them, and Premiere or VoiceCom shall pay all reasonable fees and expenses of such counsel for the VoiceCom Indemnified Parties promptly as statements therefore are received; provided, that Premiere or VoiceCom shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all VoiceCom Indemnified Parties in any jurisdiction, (ii) the VoiceCom Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Premiere or VoiceCom shall not be liable for any settlement effected without its prior written consent; and provided further that neither Premiere or VoiceCom shall not have any obligation hereunder to any VoiceCom Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such VoiceCom Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

       6.12  TAX TREATMENT.   Each of the Parties undertakes and agrees to
             -------------
use its best efforts to cause the Stock Purchase to qualify as, and to take no action which would cause the Stock Purchase not to qualify as, a "reorganization" within the meaning of the Internal Revenue Code for federal income tax purposes.

       6.13  SHAREHOLDERS RESIGNATIONS.   Each of the Shareholders hereby
             --------------------------
resigns from all positions with any VoiceCom Entity (except as an employee), effective on the Closing Date.

                                   ARTICLE 7
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

       7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY.   The respective
           ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by the Parties pursuant to Section 10.6:

       (a) Regulatory Approvals.  All Consents of, filings and registrations
           --------------------
   with, and notifications to, all Regulatory Authorities required for consummation of the Stock Purchase, or the consummation of the transaction if it were a statutory merger, shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No such Consent shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, Premiere would not, in its reasonable judgment, have entered into this Agreement.

       (b) Consents and Approvals.  Each Party shall have obtained any and all
           ----------------------
   Consents required for consummation of the Stock Purchase (other than those referred to in Section 7.1(a)), or the consummation of the transaction if it were a statutory merger, or for the preventing of any Default under any Contract or Permit of such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business assumptions of the transactions contemplated by this Agreement that, had such condition or requirement been known, Premiere would not, in its reasonable judgment, have entered into this Agreement.

       (c) Legal Proceedings.  No court or governmental or regulatory authority
           -----------------
   of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.


       7.2 CONDITIONS TO OBLIGATIONS OF PREMIERE.  The obligations of
           -------------------------------------
Premiere to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premiere pursuant to Section 10.6(a):

       (a) Representations and Warranties.  For purposes of this Section 7.2(a),
           ------------------------------
   the accuracy of the representations and warranties of VoiceCom and the Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 3.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 3.19, 3.20, and 3.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of VoiceCom and the Shareholders set forth in this Agreement (including the representations and warranties set forth in Sections 3.3, 3.19, 3.20, and 3.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a VoiceCom Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

       (b) Performance of Agreements and Covenants.  Each and all of the
           ---------------------------------------
   agreements and covenants of VoiceCom and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

       (c) Certificates.  VoiceCom shall have delivered to Premiere a
           ------------
   certificate, dated as of the Closing Date, to the effect that the conditions set forth in Section 7.1 as relates to VoiceCom and in Section 7.2(a) and 7.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by VoiceCom's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premiere and its counsel shall request.

       (d) Opinion of Counsel.  Premiere shall have received an opinion of
           ------------------
   Garvey, Schubert & Barer, counsel to VoiceCom and the Shareholders, dated as of the Closing, in the form attached hereto as Exhibit 1.

       (e) Acquired Interest.  Premiere shall have received at the Closing
           -----------------
   certificates tendered in accordance with this Agreement that represent at least ninety percent (90%) of the issued and outstanding Shares and at least ninety percent (90%) of the issued and outstanding Shares calculated on a Fully-Diluted Basis (except Shares subject to options issued pursuant to the VoiceCom Stock Plans and assuming that the Shares issuable upon the conversion of the VoiceCom Subordinated Notes are excluded from such calculation).

       (f) Pooling Letters.  Premiere shall have received letters, dated as of
           ---------------
   the Closing Date, addressed to it and in form and substance reasonably acceptable to it from Arthur Andersen to the effect that the Stock Purchase will qualify for pooling-of-interests accounting treatment. Premiere also shall have received letters, dated as of the Closing Date, addressed to it and in form and substance reasonably acceptable to it from Coopers & Lybrand to the effect that such firm is not aware of any matters relating to VoiceCom and its Subsidiaries which would preclude the Stock Purchase from qualifying for pooling-of-interests accounting treatment.

       (g) Escrow Agreement.  Premiere and each of the Shareholders shall have
           ----------------
   executed and delivered the Escrow Agreement, in the form attached hereto as
   Exhibit 2.

       (h) Registration Rights Agreement.  Premiere and each of the Shareholders
           -----------------------------
   shall have executed and delivered the Stock Restriction and Registration Rights Agreement, in the form attached hereto as Exhibit 3 (the "Registration Rights Agreement").

       (i) Shareholders Agreement.  VoiceCom and, to the extent required for the
           ----------------------
   amendment to be effective, each of the other parties to the Shareholders' Agreement dated February 19, 1988, between VoiceCom and certain of its Shareholders shall have executed and delivered the Second Amendment to the Shareholders Agreement, in the form attached hereto as Exhibit 4.

       (j) Preferred Stockholder Agreement.  VoiceCom and holders of at least
           -------------------------------
   75% of each class of the VoiceCom Preferred Stock shall have executed and delivered the Preferred Stockholder Agreement, in the form attached hereto as
   Exhibit 5.

       (k) Notice of Exercise of Warrants.  Each holder of VoiceCom Warrants
           ------------------------------
   shall have executed and delivered the Notice of Exercise of Warrants, in the form attached hereto as Exhibit 6.

       (l) Waiver Agreement.  VoiceCom and each holder of VoiceCom Subordinated
           ----------------
   Notes shall have executed and delivered the Waiver Agreement, in the form attached hereto as Exhibit 7.

       (m) Lock-up Agreements.  Each holder of VoiceCom Securities who is not a
           ------------------
   party to the Registration Rights Agreement, but the disposition of whose Shares (or any Shares that such holder has the right to acquire) Premiere reasonably determines should be restricted to permit the Stock Purchase to be treated for accounting purposes as a pooling of interests shall have executed and delivered a Lock-Up Agreement, in the form attached hereto as Exhibit 8.

       (n) Renegotiation of Agreement.  Each of AT&T Communications and VoiceCom
           --------------------------
   shall have executed and delivered amendments to each of the Contracts (including AT&T Communications Contract Tariffs No. 3356, No. 3357 and No.
   4599) between those parties incorporating the terms and conditions of the written offer from AT&T to VoiceCom dated September 12, 1997, and that shall not include any other modification to the existing Contract Tariffs that, in the reasonable opinion of Premiere, are material and adverse.

       (o) Congress.  Congress Financial Corporation (Southern) shall have
           --------
   waived any default or event of default that may arise in connection with the transactions contemplated by this Agreement under its $6,000,000 Secured Revolving Credit Facility to VoiceCom, dated August 30, 1994.


       (p) Tax Opinion.  Premiere have received a written opinion of counsel
           -----------
   (the "Tax Opinion") from Alston & Bird llp in form and substance reasonably satisfactory to Premiere, as to certain federal income tax matters. In connection with delivering such opinion, VoiceCom and the Shareholders shall have made such representations to Alston & Bird llp as are customary in connection therewith.

       (q) Shareholder Notes.  Thomas W. Fife and Ralph Kincaid shall have
           -----------------
   executed and delivered to VoiceCom promissory notes and escrow agreements in form and substance reasonably acceptable to Premiere that replace the notes and escrow agreements currently outstanding.

       7.3 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.      The obligations
           ---------------------------------------------
of VoiceCom and the Shareholders to perform this Agreement and consummate the Stock Purchase and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by VoiceCom pursuant to
Section 10.6(b):

       (a) Representations and Warranties.  For purposes of this Section 7.3(a),
           ------------------------------
   the accuracy of the representations and warranties of Premiere set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of the Closing

   Date (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premiere set forth in Section 4.6 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Premiere set forth in this Agreement (including the representations and warranties set forth in Section 4.6) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Premiere Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

       (b) Performance of Agreements and Covenants.  Each and all of the
           ---------------------------------------
   agreements and covenants of Premiere to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Closing Date shall have been duly performed and complied with in all material respects.

       (c) Certificates.  Premiere shall have delivered to VoiceCom (i) a
           ------------
   certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 7.1 as relates to Premiere and in Section 7.3(a) and 7.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Premiere's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as VoiceCom and its counsel shall request.

       (d) Opinion of Counsel.  VoiceCom shall have received an opinion of
           ------------------
   Alston & Bird llp, counsel to Premiere, dated as of the Closing Date, in the form attached hereto as Exhibit 9.


                                   ARTICLE 8
                                INDEMNIFICATION
                                ---------------

       8.1 AGREEMENT OF INDEMNITORS TO INDEMNIFY.   Subject to the terms and
           -------------------------------------
conditions of this Article 8, each of the Indemnitors severally, but not jointly, agree to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

       (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of the Indemnitor contained in or made pursuant to
   Article 2 of this Agreement or in any certificate, Schedule, or Exhibit furnished by the Indemnitor in connection herewith; and

       (b) a breach of or failure to perform any covenant or agreement of the Indemnitor made in this Agreement.


       8.2 AGREEMENT OF INDEMNITORS TO INDEMNIFY.  Subject to the terms and
           -------------------------------------
conditions of this Article 8, Indemnitors jointly and severally agree to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

       (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of VoiceCom contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by VoiceCom in connection herewith;

       (b) a breach of or failure to perform any covenant or agreement of Indemnitors made in this Agreement;

       (c) any claim related to the infringement by VoiceCom of any patents issued to Robin Elkins (including patents assigned by Robin Elkins to Elk Industries, Inc.);

       (d) any claim related to the infringement by VoiceCom of any patents issued to Andrew Schorr (including patents assigned by Andrew Schorr to Schorr Communications, Inc.;

       (e) the failure of the VoiceCom Entities to obtain, as of the Closing Date, any Permit, including, but not limited to costs and expenses incurred by Indemnitee resulting from Indemnitee's securing or obtaining such Permit;

       (f) the non-compliance by the VoiceCom Entities with or violation of any Law or Order occurring prior to the Closing Date, including, but not limited to costs and expenses incurred by Indemnitee resulting from any such non-compliance; and

       (g) the failure of VoiceCom and AT&T Communications to enter into an agreement that reflects the terms set forth in the written offer from AT&T to VoiceCom dated September 12, 1997.

       8.3 INDEMNIFICATION EXCLUSIVE REMEDY.      If the Closing occurs, except
           --------------------------------
for remedies based upon fraud and except for equitable remedies (including temporary restraining orders, injunctive relief and specific performance), the remedies provided in this Article 8 and in the Escrow Agreement constitute the sole and exclusive remedies for recovery against the Indemnitors based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, Schedule or Exhibit furnished by any Indemnitor in connection herewith, or based upon the failure of VoiceCom or any Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by VoiceCom or such Indemnitor.

       8.4 TIME LIMITATIONS.          The Indemnitors will have no liability to
           ----------------
the Indemnitees under or in connection with any Indemnification Claim unless written notice asserting such Indemnification Claim is given to the Shareholder Representative prior to (i) the thirtieth (30th) day after the Audit Release Date for those items that would be expected to be encountered in the audit process, or (ii) one (1) year after the Closing Date for all other items.


       8.5 LIMITATIONS AS TO AMOUNT.      In no event shall the aggregate
           ------------------------
liability of the Indemnitors under Section 8.2 exceed the Shares of Premiere Common Stock delivered to the Escrow Agent pursuant to the Escrow Agreement.
The liability of each Indemnitor under Section 8.1 shall not be subject to any limitation as to amount. Indemnitors shall have no liability with respect to matters described in Sections 8.2(e) and (f) until the total of all Losses with respect thereto exceeds $65,000 and then only for the amount by which such Losses exceed $65,000. Indemnitors shall have no liability under this Article 8 with respect to any Indemnification Claim based upon the nonpayment of or liability for sales, use, excise or similar taxes.

       8.6 SURVIVAL.          All representations, warranties and agreements
           --------
contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty.

       8.7 PROCEDURES FOR INDEMNIFICATION.
           ------------------------------

          (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Shareholder Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

          (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 8.9 shall be observed by the Indemnitee and the Shareholder Representative.

          (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Shareholder Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Shareholder Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Shareholder Representative and the dispute is not resolved by such Indemnitee and the Shareholder Representative within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 8.11.

          (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Shareholder Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

       8.8 THIRD PARTY CLAIMS.      The obligations and liabilities of the
           ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

       (a) The Indemnitee shall give the Shareholder Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Shareholder Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Shareholder Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Shareholder Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Shareholder Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Shareholder Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Shareholder Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 8.7 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

       (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Shareholder Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Shareholder Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

       (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Shareholder Representative has not responded within five (5) business days of notice of a proposed settlement. If the Shareholder Representative assumes the defense of such a Third Party Claim, (a) no compromise or settlement thereof may be effected by the Shareholder Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee, (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

       (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

       8.9 SUBROGATION.       Upon payment in full of any Indemnification Claim,
           -----------
whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity (other than any VoiceCom Entity) with respect to the subject matter of such Indemnification Claim or Third Party Claim.

       8.10  APPOINTMENT OF SHAREHOLDER REPRESENTATIVE.    Each Indemnitor
             -----------------------------------------
constitutes and appoints the Shareholder Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Indemnitor in all matters relating to or arising out of this Article 8 and the liability or asserted liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Shareholder Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Indemnitor, such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Shareholder Representative taken and done pursuant to the authority herein granted. Each Indemnitor hereby agrees to indemnify and to save and hold harmless the Shareholder

Representative from any liability incurred by the Shareholder Representative based upon or arising out of any act, whether of omission or commission, of the Shareholder Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Shareholder Representative that constitute gross negligence or willful misconduct in the exercise by the Shareholder Representative of the authority herein granted. This appointment is irrevocable and coupled with an interest, and may under no circumstances be revoked.

       8.11  ARBITRATION.     All disputes arising under this Article 8 (other
             -----------
than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Shareholder Representative and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Shareholder Representative, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 8; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Shareholder Representative or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

                                   ARTICLE 9
                                  TERMINATION
                                  -----------

       9.1 TERMINATION.           Notwithstanding any other provision of this
           -----------
Agreement, this Agreement may be terminated and the Stock Purchase abandoned at any time prior to the Closing Date:

       (a) By mutual consent of Premiere and VoiceCom; or

       (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a VoiceCom Material Adverse Effect or a Premiere Material Adverse Effect, as applicable, on the breaching Party; or

       (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

       (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Stock Purchase and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

       (e) By either Party in the event that the Stock Purchase shall not have been consummated by September 30, 1997, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
   Section 9.1(e); or

       (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Stock Purchase cannot be satisfied or fulfilled by the date specified in Section 9.1(e).

       9.2 EFFECT OF TERMINATION.         In the event of the termination and
           ---------------------
abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
9.2 and Article 10 and Section 6.4(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 9.1(b), 9.1(c) or 9.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                   ARTICLE 10
                                 MISCELLANEOUS
                                 -------------

       10.1  DEFINITIONS.
             -----------

           (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

       "1933 ACT" shall mean the Securities Act of 1933, as amended.

       "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

       "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

       "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

       "AGREEMENT" shall mean this Stock Purchase Agreement, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

       "ASR 130 AND 135" shall mean the SEC Accounting Services Release Nos. 130 and 135.

       "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

       "AUDIT RELEASE DATE" shall mean the date of the audit opinion rendered by Arthur Andersen with respect to the consolidated financial statements of Premiere as of December 31, 1997.

       "CLOSING DATE" shall mean the date on which the Closing occurs.

       "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

       "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

           "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
   (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

       "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

       "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

       "ESCROW AGENT"  shall mean SunTrust Bank, Atlanta

       "EXHIBITS" 1 through 9, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

       "FULLY-DILUTED BASIS" shall mean with respect to common stock of an issuer all of the issued and outstanding shares of such stock, calculated as if all convertible securities had been fully converted and any outstanding warrants, options or other rights to purchase such shares or convertible securities had been fully exercised.

       "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

       "GBCC" shall mean the Georgia Business  Corporation Code.

       "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

       "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

       "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under
   Article 8.

       "INDEMNITEES" shall mean Premiere, VoiceCom and their respective officers, directors, shareholders, controlling persons, Affiliates and Representatives.

       "INDEMNITORS" shall mean the Shareholders.

       "INFORMATION STATEMENT" shall mean the Information Statement dated as of the date of this Agreement delivered to the Shareholders (including all exhibits thereto).

       "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

       "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

       "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, or general counsel, of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

       "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

       "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

       "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

       "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

       "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

       "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

       "NASD" shall mean the National Association of Securities Dealers, Inc.

       "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

       "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

       "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

       "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

       "PARTY" shall mean either the VoiceCom, the Shareholders or Premiere, and "PARTIES" shall mean all of VoiceCom, the Shareholders and Premiere.

       "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business, or that is or may be necessary or required for a Person to own, lease or operate its Assets or carry on its business in compliance with any Law or Order.

       "PERMITTED LIENS" shall mean the security interests granted to VoiceCom by Messrs. Fife and Kincaid pursuant to the notes and escrow agreements referenced in Section 7.2(o).

       "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

       "PREMIERE CAPITAL STOCK" shall mean, collectively, the Premiere Common Stock, the Premiere Preferred Stock and any other class or series of capital stock of Premiere.

       "PREMIERE COMMON STOCK" shall mean the $.01 par value common stock of Premiere.

       "PREMIERE ENTITIES" shall mean, collectively, Premiere and all Premiere Subsidiaries.

       "PREMIERE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Premiere as of June 30, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six (6) months ended June 30, 1997, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Premiere in SEC Documents, and (ii) the consolidated balance sheets of Premiere (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1997.

       "PREMIERE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Premiere and its Subsidiaries, taken as a whole, or (ii) the ability of Premiere to perform its obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally, (c) actions and omissions of Premiere (or any of its Subsidiaries) taken with the prior informed written Consent of VoiceCom in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Premiere, including expenses incurred by Premiere in consummating the transactions contemplated by this Agreement.

       "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

       "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

       "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the 1933 Act.

       "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

       "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

       "SHAREHOLDER REPRESENTATIVE" shall mean Wayne C. Wager.

       "SHAREHOLDERS' CLOSING DOCUMENTS" shall mean this Agreement, the Escrow Agreement, and the Registration Rights Agreement.

       "SIGNIFICANT SUBSIDIARY" shall mean any present or future consolidated Subsidiary of the Party in question, the assets of which constitute ten percent (10%) or more of the consolidated assets of such Party as reflected on such Party's consolidated statement of condition prepared in accordance with GAAP.

       "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

       "TAKEOVER LAWS" shall mean any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws.

       "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

       "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, excise, telecommunications, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

       "TRANSFER AGENT" shall mean SunTrust Bank, Atlanta

       "VOICECOM COMMON STOCK" shall mean the $.001 par value common stock of VoiceCom.

       "VOICECOM DISCLOSURE MEMORANDUM" shall mean the written information entitled "VoiceCom Holdings, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Premiere describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

       "VOICECOM ENTITIES" shall mean, collectively, VoiceCom and all VoiceCom Subsidiaries.

       "VOICECOM FINANCIAL STATEMENTS" shall mean (i) the audited consolidated balance sheets (including related notes and schedules, if any) of VoiceCom, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, (ii) the unaudited consolidated balance sheets of VoiceCom (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity and cash flows included related notes and schedules, if any, with respect to the period ending July 31, 1997, and (iii) the consolidated balance sheets of VoiceCom (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to July 31, 1997.

       "VOICECOM MATERIAL ADVERSE EFFECT" shall mean shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of VoiceCom and its Subsidiaries, taken as a whole, or (ii) the ability of VoiceCom to perform its obligations under this Agreement or to consummate the Stock Purchase or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally, (c) actions and omissions of VoiceCom (or any of its Subsidiaries) taken with the prior informed written Consent of Premiere in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of VoiceCom, including expenses incurred by VoiceCom in consummating the transactions contemplated by this Agreement.

       "VOICECOM PREFERRED STOCK" shall mean, collectively, the VoiceCom Series A Preferred Stock, the VoiceCom Series B Preferred Stock, the VoiceCom Series C Preferred Stock and the VoiceCom Series D Preferred Stock.

       "VOICECOM SECURITIES" shall mean, collectively, the Shares, the VoiceCom Preferred Stock, options to purchase Shares issued pursuant to the VoiceCom Stock Plans, the VoiceCom Subordinated Notes and the VoiceCom Warrants.

       "VOICECOM STOCK OPTION PLAN COMMITTEE" shall mean the committee of VoiceCom's Board of Directors (including, if applicable, the entire Board of Directors of VoiceCom) administering the VoiceCom Stock Plans.

       "VOICECOM STOCK PLANS" shall mean the existing stock option and other stock-based compensation plans of VoiceCom designated as follows: the amended and restated 1985 VoiceCom Stock Option Plan and the 1995 VoiceCom Stock Option Plan.

       "VOICECOM SUBORDINATED NOTES" shall mean the VoiceCom 10% Subordinated Convertible Notes due August 29, 1999.

       "VOICECOM SUBSIDIARIES" shall mean the Subsidiaries of VoiceCom, which shall include the VoiceCom Subsidiaries described in Section 3.4 and any corporation or other organization acquired as a Subsidiary of VoiceCom in the future and held as a Subsidiary by VoiceCom on the Closing Date.

       "VOICECOM WARRANTS" shall mean warrants to purchase Shares issued in connection with the VoiceCom Subordinated Notes.

       "WBCA" shall mean the Washington Business Corporation Act.

           (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

       Agreement                            Introduction
       Accountant                           Section 1.3
       Average Closing Price                Section 1.1
       Average Closing Price Limitations    Section 1.1
       Base Exchange Ratio                  Section 1.1
       Calculation Date                     Section 1.1

       Closing                              Section 1.2
       Deducted Liabilities                 Section 1.1
       Deferral Option                      Section 1.2(a)
       Employment Agreements                Section 7.1
       ERISA Affiliate                      Section 3.14
       Escrow Agreement                     Section 1.6
       Escrow Exchange Ratio                Section 1.1
       Estimated Exchange Ratio             Section 1.2
       Exchange Ratio                       Section 1.1
       Final Determination                  Section 1.3
       Finally Determined                   Section 1.3
       Firm Exchange Ratio                  Section 1.1
       Fully-Diluted Basis                  Preamble
       Lower Threshold Price                Section 1.1
       Maximum Exchange Ratio               Section 1.1
       Minimum Exchange Ratio               Section 1.1
       Outstanding Shares                   Section 1.1
       Per Share Purchase Price             Section 1.1
       Premiere                             Introduction
       Premiere SEC Reports                 Section 4.4
       Purchase Price                       Section 1.1
       Registration Rights Agreement        Section 7.2(h)
       Released Claims                      Section 6.7
       Settlement Date                      Section 1.2
       Stock Purchase                       Preamble
       Shareholders                         Introduction
       Shares                               Preamble
       Tax Opinion                          Section 7.3(o)
       Threshold Prices                     Section 1.1
       Upper Threshold Price                Section 1.1
       VoiceCom                             Introduction
       VoiceCom Benefit Plans               Section 3.14
       VoiceCom Contracts                   Section 3.15
       VoiceCom ERISA Plan                  Section 3.14
       VoiceCom Options                     Section 1.7
       VoiceCom Pension Plan                Section 3.14

          (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          10.2  EXPENSES.      Each of the Parties shall bear and pay all direct
                --------
costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          10.3  BROKERS AND FINDERS.      Except for Broadview Associates as to
                -------------------
VoiceCom and except for Robertson, Stephens & Company as to Premiere, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by VoiceCom or any Shareholder or by Premiere, each of VoiceCom and the Shareholders and Premiere, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          10.4  ENTIRE AGREEMENT.      Except as otherwise expressly provided
                ----------------
herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 6.11 and Article 8. Shareholder shall be bound by this Agreement regardless of the number of other Shareholders who become signatories hereto.

          10.5  AMENDMENTS.      This Agreement may be amended, in whole or in
                ----------
part, following written notice to all Shareholders from the Shareholder Representative setting forth the text of the proposed amendment, by the written consent of Premiere, VoiceCom and holders of at least fifty-one percent (51%) of the Shares issued and outstanding on the date of the Agreement (other than Shares issuable upon the conversion of the VoiceCom Subordinated Notes or upon the exercise of options granted pursuant to the VoiceCom Stock Plans); provided, however, that Sections 1.1 (Purchase and Sale), 1.4 (Anti-Dilution Provisions),
1.5 (Fractional Shares), Article 2 (Representations and Warranties of the Shareholders), 6.1 (Exchange Listing), Article 8 (Indemnification) and this
Section 10.5 (Amendment) may be amended only by a writing signed by each of the Parties.

          10.6  WAIVERS.
                -------

          (a) Prior to or on the Closing Date, Premiere, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by VoiceCom or the Shareholders, to waive or extend the time for the compliance or fulfillment by VoiceCom or the Shareholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premiere under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premiere.

          (b) Prior to or on the Closing Date, VoiceCom, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premiere, to waive or extend the time for the compliance or fulfillment by Premiere of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of VoiceCom and the Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of VoiceCom.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          10.7  ASSIGNMENT.      Except as expressly contemplated hereby,
                ----------
neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

          10.8  NOTICES.      All notices or other communications which are
                -------
required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

       VoiceCom:                    VoiceCom Holdings, Inc.
                                    500 Northridge Road,  Suite 800
                                    Atlanta, GA 30350
                                    Telecopy Number:  (770) 643-2181

                                    Attention: Gail S. Conely, Senior Vice
                                                  President, Chief Financial
                                                  Officer and Treasurer

       Copy to Counsel:             Garvey, Schubert & Barer
                                    Eighteenth Floor
                                    1191 Second Avenue
                                    Seattle WA 98101-2939
                                    Telecopy Number:  (206) 464-0125

                                    Attention: Bruce A. Robertson, Esq.

       Premiere:                    Premiere Technologies, Inc.
                                    The Lenox Building, Suite 400
                                    3399 Peachtree Road, NE
                                    Atlanta, GA 30326
                                    Telecopy Number:  (404) 262-8540

                                    Attention:  Boland T. Jones,
                                                   President and Chief
                                                   Executive Officer

       Copy to:                     Premier Technologies, Inc.
                                    The Lenox Building, Suite 400
                                    3399 Peachtree Road, N.E.
                                    Atlanta, GA  30326
                                    Telecopy Number:  (404) 262-8450

                                    Attention:  Patrick G. Jones
                                                   Chief Financial Officer and
                                                   General Counsel

       Copy to Counsel:             Alston & Bird llp
                                    1201 West Peachtree Street
                                    Atlanta, GA 30309-3424
                                    Telecopy Number:  (404) 881-7777

                                    Attention: Janine Brown, Esq.

       Shareholder Representative:
            or to any Shareholder:  Wayne C. Wager
                                    10900 N.E. 4th Street
                                    Suite 2300
                                    Bellevue, WA  98004
                                    Telecopy Number (206) 635-7799

       10.9  GOVERNING LAW.      This Agreement shall be governed by and
             -------------
construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws. The Parties and their representatives, successors and assigns who have obligations hereunder hereby agree that the courts or arbitration tribunals of the State of Georgia shall be the proper and exclusive venue for all actions arising out of this Agreement. Each of the foregoing hereby irrevocably: (a) agrees to submit to the jurisdiction of the courts, or the appropriate arbitration tribunals, in Georgia for the purpose of any suit, action or proceeding arising under this Agreement; (b) agrees that the service of all writs, processes, summonses, orders or any other papers in any such suit, action or proceeding brought in the State of Georgia may be made upon the Shareholder Representative; and (c) waives any objection he, she or it may now or hereafter have to jurisdiction or venue of any suit action, proceeding or judgment arising out of or relative to this Agreement.

       10.10      COUNTERPARTS; FACSIMILES.    This Agreement may be executed in
                  ------------------------
two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The execution and delivery of this Agreement by any party by facsimile shall constitute effective execution and delivery thereof.

       10.11      CAPTIONS; ARTICLES AND SECTIONS.    The captions contained in
                  -------------------------------
this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

       10.12      INTERPRETATIONS.    Neither this Agreement nor any uncertainty
                  ---------------
or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

       10.13      ENFORCEMENT OF AGREEMENT.    The Parties hereto agree that
                  ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       10.14      SEVERABILITY.    Any term or provision of this Agreement which
                  ------------
is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 [Signature Page to Stock Purchase Agreement]


   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

VOICECOM HOLDINGS, INC.                 PREMIERE TECHNOLOGIES, INC.

By: /s/ Gail S. Conely                  By: /s/ Jeffrey A. Allred
   ---------------------------------       ---------------------------------
Its: Senior VP/CFO                      Its: Executive Vice President
    --------------------------------        --------------------------------

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual                         INVESTOR, If an Individual


By:  /s/  Leo L. Azure, Jr.                        By:  /s/  Leo L. Azure, Jr.
     --------------------------------------             ---------------------------------------------
     Leo L. Azure, Jr.                                  Leo L. Azure, Jr. (Prudential
                                                        Securities c/o Leo L. Azure IRA
Number of Shares of VoiceCom Common Stock               Rollover dated 2/23/95)
Owned by Investor:  492,368, plus that
Number of Shares Exercisable Under                 Number of Shares of VoiceCom Common Stock
Investor's Warrant to Purchase 97,750 Shares       Owned by Investor:  38,824

INVESTOR, If an Individual                         INVESTOR, If an Individual


By:  /s/  J. Thomas Bentley                        By:  /s/  Michael S. Brownfield
     --------------------------------------             ---------------------------------------------
     J. Thomas Bentley                                  Michael S. Brownfield

Number of Shares of VoiceCom Common Stock          Number of Shares of VoiceCom Common Stock
Owned by Investor:  98,176, plus that              Owned by Investor:  440,484, plus that Number
Number of Shares Exercisable Under                 of Shares Exercisable Under Investor's
Investor's Warrant to Purchase 57,500 Shares       Warrant to Purchase 287,500 Shares

INVESTOR, If an Individual                         INVESTOR, If an Individual


By:  /s/  Mark Dunaway                             By:  /s/  Polly Park Dyer
     --------------------------------------             ---------------------------------------------
     Mark Dunaway                                       Polly Park Dyer

Number of Shares of VoiceCom Common Stock          Number of Shares of VoiceCom Common Stock
Owned by Investor:  178,855                        Owned by Investor:  55,000

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  George A. Earnest                              By:  /s/  Ted Fick
     --------------------------------------                   ---------------------------------------
     George A. Earnest                                        Ted Fick

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  6,667, plus that Number              Owned by Investor:  7,000
of Shares Exercisable Under Investor's
Warrant to Purchase 28,750 Shares

INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  Thomas W. Fife                                 By:  /s/  Stephen A. Gertz
     --------------------------------------                   ---------------------------------------
     Thomas W. Fife                                           Stephen A. Gertz

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  605,179, plus that                   Owned by Investor:  181,010
Number of Shares Exercisable Under
Investor's Warrant to Purchase 57,500 Shares

INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  D.W.P. Hallahane                               By:  /s/  Paulene Hallahane
     --------------------------------------                   ---------------------------------------
     D.W.P. Hallahane                                         Paulene Hallahane

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  25,000, plus that                    Owned by Investor:  10,000
Number of Shares Exercisable Under
Investor's Warrant to Purchase 4,600 Shares

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  David A. Simpson                               By:  /s/  Ralph Kincaid
     --------------------------------------                   ---------------------------------------
     David A. Simpson                                         Ralph Kincaid

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  395                                  Owned by Investor:  523,000


INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  C. Jay Kurtz                                   By:  /s/  James Luikart
     --------------------------------------                   ---------------------------------------
     C. Jay Kurtz                                             James Luikart

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  1,667                                Owned by Investor:  6,000


INVESTOR, If an Individual                               INVESTOR, If an Individual


By:  /s/  James M. Mattson, Jr.                          By:  /s/  John Maveety
     --------------------------------------                   ---------------------------------------
     James M. Mattson, Jr.                                    John Maveety

Number of Shares of VoiceCom Common Stock                Number of Shares of VoiceCom Common Stock
Owned by Investor:  20,000                               Owned by Investor:  29,995, plus that
                                                         Number of Shares Exercisable under
                                                         Investor's Warrant to Purchase 11,500 Shares

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Thomas R. Oliver                     By:  /s/  Alex Polson
   ---------------------------------              ---------------------------------
   Thomas R. Oliver                               Alex Polson

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  9,375, plus that Number    Owned by Investor:  8,333
of Shares Exercisable Under Investor's
Warrant to Purchase 115,000 Shares


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  John M. Price                        By:  /s/  Richard C. Raub
   ---------------------------------              ---------------------------------
   John M. Price                                  Richard C. Raub, Trustee

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  5,000                      Owned by Investor:  414,471, plus that Number
                                               of Shares Exercisable Under Investor's
                                               Warrant to Purchase 230,000 Shares


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Edwin Taylor                         By:  /s/  Peter Tjenos
   ---------------------------------              ---------------------------------
   Edwin Taylor                                   Peter Tjenos

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  11,367                     Owned by Investor:  5,667

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]



INVESTOR, If an Individual                     INVESTOR, If an Individual


By: /s/  Killin To                             By: /s/  Robert C. Wilson
    ---------------------------------              ---------------------------------
    Killin To                                      Robert C. Wilson

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  6,000                      Owned by Investor:  50,000


INVESTOR, If an Individual                     INVESTOR, If an Individual


By: /s/  David M. Young                        By: /s/  Wayne C. Wager
    ---------------------------------              ---------------------------------
    David M. Young                                 Wayne C. Wager

Number of Shares of VoiceCom Common Stock      Shares of VoiceCom Common Stock
Owned by Investor:  13,334                     Exercisable under Investor's Warrant to
                                               Purchase 39,100 Shares


INVESTOR, If an Individual                     INVESTOR, If an Individual


By: /s/                                        By: /s/  Norman F.T. Hall
    ---------------------------------              ---------------------------------
    Bertelsen Family Trust dated 12/21/88          Norman F.T. Hall

Shares of VoiceCom Common Stock                Shares of VoiceCom Common Stock
Exercisable under Investor's Warrant to        Exercisable under Investor's Warrant to
Purchase 57,500 Shares                         Purchase 57,500 Shares


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]



INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Jane W. Ingles                       By:  /s/  Carol H. Johnson
   ---------------------------------              ---------------------------------
   Jane W. Ingles                                 Carol H. Johnson

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  328                        Owned by Investor:  1,172


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Joel Zeldin                          By:  /s/  Jeffrey B. Detwiler
   ---------------------------------              ---------------------------------
   Charles Schwab fbo Joel Zeldin                 Jeffrey B. Detwiler
   Rollover IRA Account

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  1,316                      Owned by Investor:  658


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Richard Lapin                        By:  /s/  Sabiniano B. Martinez
   ---------------------------------              ---------------------------------
   Richard Lapin                                  Sabiniano B. Martinez

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  3,000                      Owned by Investor:  1,250



INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Kenneth R. McCauley                  By:  /s/  David M. Wilson
   ---------------------------------              ---------------------------------
   Kenneth R. McCauley                            David M. Wilson

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  2,000                      Owned by Investor:  1,316


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Clare H. Springs                     By:  /s/  Paul Escobosa
   ---------------------------------              ---------------------------------
   Clare H. Springs                               Paul Escobosa

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  1,316                      Owned by Investor:  1,316


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Steve Sarich, Jr.                    By:  /s/  Gerald L. Abbott, Jr.
   ---------------------------------              ---------------------------------
   Steve Sarich, Jr.                              Gerald L. Abbott, Jr.

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  192,277                    Owned by Investor:  25,041


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Linda D. Aruffo                      By:  /s/  Homayun Azarmas
   ---------------------------------              ---------------------------------
   Linda D. Arufo                                 Homayun Azarmas

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  10,174                     Owned by Investor:  28,416


INVESTOR, If an Individual                     INVESTOR, If an Individual


By:  /s/  Ernst H. Gemassmer                   By:  /s/  David Fann
   ---------------------------------              ---------------------------------
   Ernst H. Gemassmer                             David Fann

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  19,657                     Owned by Investor:  2,000





                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


   INVESTOR, If an Individual                       INVESTOR, If an Individual


   By:  /s/ James L. Bogle                          By:  /s/ Linda T. Busch
      --------------------                              -------------------
      James L. Bogle                                    Linda T. Busch

   Number of Shares of VoiceCom Common              Number of Shares of VoiceCom Common
   Stock Owned by Investor:  18,750                 Stock Owned by Investor: 8,572


   INVESTOR, If an Individual                       INVESTOR, If an Individual


   By:  /s/ Paul F. Busch                           By:  /s/ John R. Callahan
      -------------------                               ---------------------
      Paul F. Busch                                     John R. Callahan

   Number of Shares of VoiceCom Common              Number of Shares of VoiceCom Common
   Stock Owned by Investor:  12,071                 Stock Owned by Investor: 24,071

   INVESTOR, If an Individual                       INVESTOR, If an Individual


   By:  /s/ James E. Daly                           By:  /s/ Edwina R. Dunlap
      -------------------                               ---------------------
      James E. Daly                                     Edwina R. Dunlap

   Number of Shares of VoiceCom Common              Number of Shares of VoiceCom Common
   Stock Owned by Investor:  3,333                  Stock Owned by Investor: 469

   INVESTOR, If an Individual                       INVESTOR, If an Individual


   By:  /s/ Barry Reder                             By:  /s/ Peter Gerry
      -----------------                                 ----------------
      Barry Reder                                       Peter Gerry

   Number of Shares of VoiceCom Common              Number of Shares of VoiceCom Common
   Stock Owned by Investor:  4,209                  Stock Owned by Investor: 6,000


               [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If an Individual



By:  /s/ Donald L. Eichler
     ---------------------
     Donald L. Eichler



Number of Shares of VoiceCom Common
Stock Owned by Investor:  83,334

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


INVESTOR, If a Limited Partnership                INVESTOR, If a Limited Partnership


CH Partners III                                   Citigrowth Fund L.P.

By:   /s/ Elwood D. Howse, Jr. GP  (SEAL)         By:   /s/                        (SEAL)
      -----------------------------                     -----------------------------
      Elwood D. Howse, Jr.                              CIBC Bank and Trust Company
      -----------------------------                     -----------------------------------
      Name of General Partner                           (Cayman) Limited as Agent for
                                                        -----------------------------------
      -------------------------------                   Atlantic Partners L.P.
      Name of Individual Signing (if General            -----------------------------------
      Partner is a Corporation or Other                 Name of General Partner
      Entity)
                                                        -------------------------------
      -------------------------------                   Name of Individual Signing (if General
      Title of Individual Signing (if General           Partner is a Corporation or Other
      Partner is a Corporation or Other                 Entity)
      Entity)
                                                        -------------------------------
Number of Shares of VoiceCom Common Stock               Title of Individual Signing (if General
Owned by Investor:  2,102,817, plus that                Partner is a Corporation or Other
Number of Shares Exercisable Under                      Entity)
Investor's Warrant to Purchase 460,000
Shares                                            Number of Shares of VoiceCom Common Stock
                                                  Owned by Investor:  2,427,000, plus that
                                                  Number of Shares Exercisable Under
                                                  Investor's Warrant to Purchase 460,000
                                                  Shares


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


   INVESTOR, If a Limited Partnership


   Sundance Venture Partners, L.P.

   By:  /s/ Larry J. Wells    (SEAL)
       -----------------------

       Larry J. Wells
       -----------------------
       Name of General Partner

       Larry J. Wells
       -----------------------
       Name of Individual Signing (if General
       Partner is a Corporation or Other
       Entity)

       Chairman
       -----------------------
       Title of Individual Signing (if General
       Partner is a Corporation or Other
       Entity)

Number of Shares of VoiceCom Common Stock
Owned by Investor:  644,976, plus that
Number of Shares Exercisable Under
Investor's Warrant to Purchase 120,750
Shares

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

   IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INVESTOR, If a Limited Partnership                INVESTOR, If a Limited Partnership


Sutro Investment Partners II                      Sutro Investment Partners III

By:   /s/ Mary Jane Delaney        (SEAL)         By:   /s/ Mary Jane Delaney      (SEAL)
      ------------------------------                    -----------------------------

      Sutro Investment Partners Inc.                    Sutro Investment Partners Inc.
      ------------------------------                    -----------------------------------
      Name of General Partner                           Name of General Partner

      Mary Jane Delaney                                  Mary Jane Delaney
      -------------------------------                   -------------------------------
      Name of Individual Signing (if General            Name of Individual Signing (if General
      Partner is a Corporation or Other                 Partner is a Corporation or Other
      Entity)                                           Entity)

      Executive Vice President                          Executive Vice President
      -------------------------------                   -------------------------------
      Title of Individual Signing (if General           Title of Individual Signing (if General
      Partner is a Corporation or Other                 Partner is a Corporation or Other
      Entity)                                           Entity)

Number of Shares of VoiceCom Common Stock         Number of Shares of VoiceCom Common Stock
Owned by Investor:  40,000                        Owned by Investor:  125,000


               [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

     INVESTOR, If a Corporation or             INVESTOR, If a Corporation or Other Entity
Other Entity

321 Investment Co.                             The Stuart B. and Myrna J. Aranoff Revocable Trust

By:  /s/ Steve Sarich, Jr.    (SEAL)           By:  /s/ Stuart B. Aranoff
     -------------------------------                ---------------------
                                                    /s/ Myrna J. Aranoff         (SEAL)
     Steve Sarich, Jr.                              -----------------------------------
     -------------------------------
     Name of Individual Signing                     Stuart B. Aranoff/Myrna J. Aranoff
                                                    -----------------------------------
     Pres.                                          Name of Individual Signing
     -------------------------------
     Title of Individual Signing                    Trustee
                                                    -----------------------------------
                                                    Title of Individual Signing
Number of Shares of VoiceCom Common Stock
Owned by Investor:  100,000                    Number of Shares of VoiceCom Common Stock
                                               Owned by Investor:  10,000

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

British Telecommunications, plc                Charles Schwab & Co., Inc. f/b/o Wayne C. Wager IRA

By:  /s/ John Christopher Challis  (SEAL)      By:  /s/ Chris Murray    (SEAL)
     ----------------------------                   --------------------------

     John Christopher Challis                       Chris Murray
     ----------------------------                   --------------------------
     Name of Individual Signing                     Name of Individual Signing

     Authorized Signatory                           Vice President, Retirement Services/TOA
     ----------------------------                   ---------------------------------------
     Title of Individual Signing                    Title of Individual Signing

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  2,502,679                  Owned by Investor:  10,000


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

Mark Dunaway (The Mark Dunaway Defined         Garvey, Schubert & Barer, a Partnership of
Benefit Pension Plan, Plan No. 001)            Professional Corporations

By:  /s/ Mark H. Dunaway    (SEAL)             By:  /s/ Mark Rawley    (SEAL)
     ----------------------                         -------------------
     Mark H. Dunaway                                Mark Rawley
     ----------------------------------------       --------------------------------------
     Name of Individual Signing                     Name of Individual Signing

     Owner                                          Chairman
     ----------------------------------------       --------------------------------------
     Title of Individual Signing                    Title of Individual Signing

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  33,334                     Owned by Investor:  28,184


INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

Lauren A. Gertz, as Custodian for Stephanie    Lauren A. Gertz, as Custodian for Ryan S.
M. Gertz, under California Uniform Transfer    Gertz under California Uniform Transfer to
to Minors Act                                  Minors Act

By:  /s/ Lauren A. Gertz    (SEAL)             By:  /s/ Lauren A. Gertz    (SEAL)
     -----------------------                        ----------------------

     Lauren A. Gertz                                Lauren A. Gertz
     ----------------------------------------       --------------------------------------
     Name of Individual Signing                     Name of Individual Signing

     Custodian for Stephanie M. Gertz,              Custodian for Ryan S. Gertz,
     ---------------------------------              ----------------------------
     UTMA (Calif)                                   UTMA (Calif)
     ----------------------------------------       --------------------------------------------
     Title of Individual Signing                    Title of Individual Signing

Number of Shares of VoiceCom Common Stock      Number of Shares of VoiceCom Common Stock
Owned by Investor:  4,000                      Owned by Investor:  4,000


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

G/K Turnbull Trust                             J. Thomas Hannan (Directed Investment
                                               Account, Lovitt & Hannan Employee Retirement
By:  /s/ Gregory Turnbull    (SEAL)            Plan)
     ---------------------

     Gregory Turnbull                          By:  /s/ J. Thomas Hannan, Trustee  (SEAL)
     -------------------------------------          ------------------------------
     Name of Individual Signing
                                                    J. Thomas Hannan, Trustee
     Trustee                                        --------------------------
     -------------------------------------          Name of Individual Signing
     Title of Individual Signing
                                                    Trustee
Number of Shares of VoiceCom Common Stock           ---------------------------
Owned by Investor:  15,000, plus that               Title of Individual Signing
number of Shares Exercisable Under
Investor's Warrant to Purchase 11,500 Shares   Number of Shares of VoiceCom Common Stock
                                               Owned by Investor:  8,334, plus that number
                                               of Shares Exercisable Under Investor's
                                               Warrant to Purchase 2,877 Shares

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

Michael Dean Jabara, and Gundula Beate         Ronald Lovitt (Directed Investment Account,
Jabara, Co-Trustees or Successor Trustee of    Lovitt & Hannan Employee Retirement Plan)
The Michael Dean Jabara and Gundula Beate
Jabara Revocable Living Trust Under            By:  /s/ Ronald Lovitt    (SEAL)
Agreement Dated 6/12/89, as Community               --------------------
Property
                                                    Ronald Lovitt
By:  /s/ Michael Dean Jabara                        --------------------------------
     ------------------------                       Name of Individual Signing
     /s/ Gundula Beate Jabara       (SEAL)
     ------------------------                       --------------------------------
                                                    Title of Individual Signing
     Michael Dean Jabara, co-trustees
     --------------------------------          Number of Shares of VoiceCom Common Stock
     Gundula Beate Jabara, co-trustees         Owned by Investor:  8,334, plus that number
     ---------------------------------         of Shares Exercisable Under Investor's
     Name of Individual Signing                Warrant to Purchase 2,877 Shares

     ---------------------------------
     Title of Individual Signing

Number of Shares of VoiceCom Common Stock
Owned by Investor:  324,685

                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

Richard C. Raub (IRA)                          Edwin H. Taylor (North American Trust,
                                               Trustee f/b/o Edwin H. Taylor IRA #97-6389015)
By:  /s/ Richard C. Raub    (SEAL)
     -----------------------------             By:  /s/ Alicia Lewis
                                                    ----------------------------
     Richard C. Raub                                /s/ Janet M. Prince               (SEAL)
     -----------------------------                  ----------------------------
     Name of Individual Signing
                                                    Alicia Lewis/Janet M. Prince
                                                    ----------------------------
     -----------------------------                  Name of Individual Signing
     Title of Individual Signing
                                                    Trust Officer/Trust Officer
                                                    ----------------------------
                                                    Title of Individual Signing
Number of Shares of VoiceCom Common Stock
Owned by Investor:  100,000                    Number of Shares of VoiceCom Common Stock
                                               Owned by Investor:  5,348

INVESTOR, If a Corporation or Other Entity     INVESTOR, If a Corporation or Other Entity

Wilblairco Associates                          Cable Family Partnership

By:  /s/ Stephen Campbell    (SEAL)            By:  /s/ Thomas W. Cable          (SEAL)
     -----------------------                        -------------------------

     Stephen Campbell                               Thomas W. Cable
     --------------------------                     --------------------------
     Name of Individual Signing                     Name of Individual Signing

     Partner                                        General Partner
     ---------------------------                    ---------------------------
     Title of Individual Signing                    Title of Individual Signing

Number of Shares of VoiceCom Common Stock      Number of Shares Exercisable Under Investor's
Owned by Investor:  165,625, plus that         Warrant to Purchase 37,950 Shares
Number of Shares Exercisable Under
Investor's Warrant to Purchase 115,000
Shares


                [SIGNATURE PAGE TO THE STOCK PURCHASE AGREEMENT]


        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


   INVESTOR, If a Corporation or Other Entity

   Howse Family Partnership

   By:  /s/ Elwood D. Howse, Jr.    (SEAL)
        ----------------------------------

        Elwood D. Howse, Jr.
        ----------------------------------
        Name of Individual Signing

        General Partner
        ----------------------------------
        Title of Individual Signing

   Number of Shares Exercisable Under
   Investor's Warrant to Purchase
   37,950 Shares

                        LIST OF SCHEDULES AND EXHIBITS
                        ------------------------------


SCHEDULES
---------

   1  List of Shareholders (Introductory Paragraph) (omitted)*

   2  List of Marketable Securities ((S) 1.1) (omitted)*

EXHIBITS
--------

   1  Form of Opinion of  Garvey, Schubert & Barer ((S) 7.2(d))

   2  Form of Escrow Agreement.  ((S) 7.2(g))

   3  Form of Stock Restriction and Registration Rights Agreement ((S) 7.2(h))

   4  Form of Second Amendment to the Shareholders Agreement ((S) 7.2(i))

   5  Form of Preferred Stockholder Agreement ((S) 7.2(j))

   6  Form of Notice of Exercise of Warrants ((S) 7.2(k))

   7  Form of Waiver Agreement ((S) 7.2(l))

   8  Form of Lock-Up Agreement ((S) 7.2(m))

   9  Form of Opinion of  Alston & Bird llp ((S) 7.3(d))

DISCLOSURE MEMORANDUM (omitted)*
---------------------

*The Company agrees to furnish supplementally a copy of each omitted schedule to the Commission upon request.

                                   SCHEDULE 1

                              List of Shareholders
                              --------------------

                                   (Omitted)

                                   SCHEDULE 2

                         List of Marketable Securities

                                   (Omitted)

                                   EXHIBIT 1

      Form of Opinion to be given by Garvey, Schubert & Barer ((S) 7.2(d))
      --------------------------------------------------------------------

                    LETTERHEAD OF GARVEY, SCHUBERT & BARER

                              September   , 1997

Premiere Technologies, Inc.
The Lenox Building, Suite 400
3399 Peachtree Road, N.E.
Atlanta, Georgia 30326

Ladies and Gentlemen:

    We have acted as counsel to VoiceCom Holdings, Inc., a Washington corporation (the, "Company'), in connection with the preparation of the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of September __, 1997, by and among Premiere Technologies, Inc. (the 'Purchaser), the Company and the shareholders of the Company signatory thereto (the "Holders"), and have-participated in the closing of the purchase by Purchaser from the Holders of the capital stock of the Company (the "Transaction"). This opinion letter is rendered pursuant to Section 7.2(d) of the Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same. meanings given them in the Stock Purchase Agreement.

    In rendering this opinion, we have examined originals, certified copies, or copies otherwise identified to our satisfaction of the following:

     (a)  Stock Purchase Agreement;

     (b) The Second Amendment to Shareholders Agreement, dated as of
September , 1997, by and among the Company and the shareholders of the Company (the 'Amendment to Shareholders Agreement);

     (c) Articles of Incorporation of the Company, certified by the Secretary of State of the State. of Washington as of September __, 1997 (the 'Articles of Incorporation");

     (d) Bylaws of the Company certified by the Secretary of the Company (the"Bylaws");

     (e) Resolutions of the Board of Directors of the Company, including resolutions authorizing, among other things, the transactions contemplated by the Stock Purchase Agreement;

     (f)  Certificate of Existence issued by the Secretary of State of the State
of Washington dated September     , 1997 with respect to the existence of the
Company (the "Certificate of Existence"); and

     (g) Officer's Certificate of the Company with respect to the facts stated therein, a copy of which is attached hereto (the 'Officer's Certificate").

     The Stock Purchase Agreement and the Amendment to Shareholders Agreement, collectively, are hereinafter called the "Transaction Documents."

     In the capacity described above, we have considered such matters of law and of fact, Including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

     As to factual matters forming the basis of our opinions, whenever an opinion with respect to the existence or absence of facts is qualified by the phrase "to our knowledge" or words to that effect, it is intended to indicate that we have no actual knowledge that any such fact is inaccurate, and further, any such statement is limited to the current actual knowledge of Bruce A. Robertson and Kerry E. Radcliffe, the lawyer group involved in our representation of the Company in connection with the matters described herein. However, although nothing has come to our attention causing us to question the accuracy of such information, we have not (except for review of the documents referred to herein) undertaken any independent review or investigation to determine the existence or absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Company. Without limiting the foregoing, we have not made any independent review or investigation of agreements, instruments, orders, judgments, miles or other regulations or decrees which the Company is bound.

     We have assumed, with your permission, the genuineness of all signatures (other than those of officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to original documents of a documents submitted to us as certified, conformed or photostatic copies, and the due authorization, valid execution and delivery of all documents except where our opinion expressly addresses authorization, execution and delivery.

     Our opinions herein with respect to the enforceability of agreements are subject to the qualifications that (i) enforcement may be limited by bankruptcy, insolvency, liquidation, fraudulent transfer, reorganization and other similar laws generally affecting the enforceability of creditors' rights; (ii) enforcement may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
(iii) enforcement of rights to indemnify may be limited by federal or state securities laws or public policy; and (W) forum selection and consent to jurisdiction clauses may be subject to public policy limitations. Notwithstanding any provisions in the Transaction

     Documents to the effect that the documents reflect the entire understanding of the parties with respect to the matters described, Washington courts may consider extrinsic evidence of the circumstances surrounding the entering into of the documents to ascertain the intent of the parties, regardless of whether the meaning of the language used in the documents is plain and unambiguous on its face and may determine that additional or supplemental terms can be incorporated into the documents.

     With your permission, with respect to the opinion (1) we have relied solely on the Certificate of Existence, and with respect to opinions (4)(i) and
(4)(ii), we have assumed that at the time of authorization and payment of dividends to the holders of the Company's Series C and Series D Preferred Stock, the Company met the requirements of Section 23B.06.400(2) of the Revised Code of Washington.

     The opinions set forth herein are limited to the laws of the State of Washington and applicable federal laws.

     Based upon the foregoing, it is our opinion that:

     (1) Company was duly incorporated as a corporation, and is existing and in good standing, under the laws of the State of Washington.

     (2) Company has the corporate power to execute and deliver the Transaction Documents, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) Company has duly authorized the execution and delivery of the Transaction Documents and all performance by Company thereunder and has duly executed and delivered the Transaction Documents.

     (4) Except as disclosed in the VoiceCom Disclosure Memorandum, the execution and delivery by Company of the Agreement do not, and if Company were now to perform-n its obligations under the Transaction Documents, such performance would not, result in any:

     (i) violation of the Articles of Incorporation or Bylaws;

     (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Company or the Assets am subject;

     (iii) to our knowledge, breach of or default under any material written agreements;

     (iv) to our knowledge, creation or imposition of a contractual lien or security interest in, on or against the Assets under any material written agreements; or

     (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Company or the Assets are subject.

     With your permission we have assumed that the term 'material written agreements' used in clauses (iii) and (iv) above includes only those agreements that have been identified by an officer of the Company as being agreements which, if terminated or not renewed, would have a materially adverse effect on the Company's business, operations or condition (financial or otherwise).

     (5) Assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and compliance with applicable securities laws, no consent, approval., authorization or other action by, or filing with, any governmental authority of the United States or the State of Washington is required for Company's execution and delivery of the Agreement and consummation of the Transaction.

     (6) The Transaction Documents are enforceable against Company.

     (7) The authorized capital stock (the "Capital Stock") of the Company consists of (i) 25,000,000 shares of the Company's $0.001 par value per share common stock, of which 3,281,895 shares are issued and outstanding, (ii) 10,000,000 shares of the Company's $0.001 par value per share preferred stock,
of which (A)        shares are designated Series A Preferred Stock and are
issued and outstanding, (B)      shares are designated Series B Preferred Stock
and are issued and outstanding, (C)      shares are designated Series C
Preferred Stock and are issued and outstanding, and (D)        shares are
designated Series D Preferred Stock and are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the current or past Holders of the Company. To our knowledge, except as set forth above or as disclosed in Section of the Company's Disclosure Memorandum, as of September ___, 1997, there were no shares of capital stock or other equity securities of the Company outstanding relating to the capital stock of the Company.

     Based upon the limitations and qualifications set forth above, we confirm to you that:

     (1) Members of this firm are licensed to practice law in the State of Washington and before the federal courts having jurisdiction in Washington, and we express no opinion with respect to the laws of any jurisdiction other than the United States of America and the State of Washington. To the extent that any of the matters discussed in this opinion purport to be governed by the laws of the State of Georgia (or other jurisdiction other than the State of Washington or the United States of America), we have assumed for purposes of this Opinion that the laws of the State of Georgia (or such other jurisdiction) are the same as the laws of the State of Washington. The opinions stated herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. The opinion relate solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matter.

     (2) To our knowledge, except as set forth on Section 3.16 of the Disclosure Memorandum, no litigation or other proceeding against Company or any of its properties is pending or overtly threatened by a written communication to Company.

     (3)  Company is qualified to transact business as a foreign corporation in
the states of      and       . The foregoing statement is based solely upon
certificates provided by agencies of those states, copies of which Company has delivered to you at the closing of the Transaction, and is limited to the meaning ascribed to such certificates by each applicable state agency.

     This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

                                        GARVEY, SCHUBERT & BARER

                                   EXHIBIT 2

                     FORM OF ESCROW AGREEMENT ((S) 7.2(G))
                     -------------------------------------



                                ESCROW AGREEMENT
                                ----------------


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of September 30, 1997, by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"), the shareholders of VoiceCom Holdings, Inc., a Washington corporation ("VoiceCom"), identified on Schedule I hereto (each a "Shareholder" and collectively the "Shareholders"), the Shareholder Representative, and SunTrust Bank, Atlanta, a Georgia Banking Corporation, as escrow agent hereunder (the "Escrow Agent").

                              W I T N E S S E T H
                              - - - - - - - - - -

     Premiere VoiceCom and the Shareholders are parties to the Stock Purchase Agreement (the "Acquisition Agreement"), dated as of September 12, 1997, pursuant to which Premiere acquired (the "Stock Purchase") shares of the common stock of VoiceCom. Pursuant to Section 1.2 of the Acquisition Agreement, the Shareholders each received, in exchange for each share of VoiceCom common stock, the contingent right to receive _______ shares of the $.01 par value common stock of Premiere (the "Premiere Common Stock"), or aggregate contingent rights to receive a total of approximately __________ shares of Premiere Common Stock (the "Escrow Shares").

     Pursuant to the terms of the Acquisition Agreement, the Escrow Shares have been issued and will be held by the Escrow Agent pursuant to the terms of this Agreement until termination of this Agreement as provided herein. The Shareholders have appointed the Shareholder Representative as their respective agent and attorney-in-fact to execute and deliver this Escrow Agreement on their behalf and to act for them hereunder.

     The Shareholders have agreed to indemnify Premiere pursuant to Article 8 of the Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1  ESCROW SHARES.  On this date, Premiere has executed and delivered to
          -------------
the Escrow Agent a stock certificate in negotiable form representing the Escrow Shares. The Escrow Agent acknowledges receipt of the Escrow Shares and agrees to hold and disburse the Escrow Shares for the benefit of Premiere and the Shareholders, as the case may be, in accordance with the provisions of this Agreement.

     1.2  SHAREHOLDER PERCENTAGE INTERESTS.  Attached as Schedule I hereto is a
          --------------------------------
schedule showing for each Shareholder (i) the respective percentage interest (the "Percentage Interest") of each such Shareholder in the Escrow Shares, and
(ii) the corresponding aggregate maximum number of shares of Premiere Common Stock issuable to each Shareholder, subject to the adjustments provided herein.

     1.3  DELIVERY OF IRS FORM W-9.  Upon the request of the Escrow Agent, each
          ------------------------
Shareholder will deliver to the Escrow Agent such Shareholder's current IRS Form W-9. Premiere will use its reasonable efforts to assist the Escrow Agent in obtaining such IRS Forms W-9 from the Shareholders.

                                   ARTICLE 2
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     2.1 "AGGREGATE VALUE" at any time shall mean the product of the Value Per Share and the number of Escrow Shares then held in escrow pursuant to this Agreement.

     2.2 "DISTRIBUTION DATE" shall mean the date that is one year from the date of the Effective Date.

     2.3 "EFFECTIVE DATE" shall mean the date on which the Stock Purchase is consummated.

     2.4  "SHAREHOLDER REPRESENTATIVE" shall mean Wayne C. Wager.

     2.5 "SHAREHOLDER VALUE" shall mean the product of (a) the Value Per Share and (b) the number of Escrow Shares deposited with the Escrow Agent attributable to a Shareholder.

     2.6 "VALUE PER SHARE" shall mean the Average Closing Price of Premiere Common Stock as defined under the Acquisition Agreement.

     2.7 "SHAREHOLDER'S PERCENTAGE LIABILITY" shall mean a Shareholder's actual or potential percent liability for an Indemnification Claim under Section 8.1 of the Acquisition Agreement; calculated by taking as a percentage, the number of Escrow Shares held by the

Escrow Agent attributable to such Shareholder to the number of Escrow Shares held by the Escrow Agent attributable to all Shareholders actually or potentially liable under such Indemnification Claim.

     2.8 Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Acquisition Agreement.


                                   ARTICLE 3
                  TERM; DISTRIBUTION OF ESCROW SHARES; LIMITS

     3.1  TERM.  The term of this Agreement shall commence at the Effective Date
          ----
and shall terminate at such time as all Escrow Shares have been distributed to the Shareholders or canceled pursuant to the terms of this Agreement.

     3.2  ADJUSTMENT OF ESCROW SHARES.  The number of Escrow Shares subject to
          ---------------------------
this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Distribution Date, Premiere shall be entitled to be indemnified pursuant to an Indemnification Claim under Section 8 of the Acquisition Agreement, then Premiere shall deliver to the Shareholder Representative a notice thereof (a "Notice of Indemnification Obligation"), and Premiere and the Shareholder Representative shall agree in writing on the dollar amount owed by the Shareholders pursuant to such Indemnification Claim (the "Indemnification Amount"). Upon execution by the parties of the agreement setting forth the Indemnification Amount, Premiere shall (A) if the Indemnification Claim is under Section 8.1 of the Acquisition Agreement, for each Shareholder obligated to indemnify Premiere, issue (or cause to be issued) a new stock certificate (a "Replacement Certificate") in the name of such Shareholder and in the number of shares of Premiere Common Stock equal to the difference between (a) the product of (I) the total number of Escrow Shares held in escrow and (II) such Shareholder's Percentage Interest, minus (b) the product (rounded to the next highest whole number) of (III) the quotient obtained by dividing the Indemnification Amount by the Value Per Share and (IV) such Shareholder's Percentage Liability, (B) if the Indemnification Claim is under
Section 8.2 of the Acquisition Agreement, new Replacement Certificates in the respective names of the Shareholders representing, in each case, the number of shares of Premiere Common Stock equal to the product of (i) the difference between (x) the number of Escrow Shares in escrow immediately prior to such Notice of Indemnification Obligation minus (y) the quotient (rounded to the next highest whole number) obtained by dividing the Indemnification Amount by the Value Per Share, and (ii) each such Shareholder's Percentage Interest, (B) cancel the Premiere Common Stock certificates representing the Escrow Shares held in escrow and owned by Shareholders obligated to indemnify Premiere under
Section 8 of the Acquisition Agreement immediately prior to delivery of the Notice of Indemnification Obligation (such certificates, the "Old Certificates"), and (D) the Escrow Agent shall hold the Replacement Certificates in escrow pursuant to this Agreement. Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.

     3.3  DISTRIBUTION OF ESCROW SHARES.
          -----------------------------

     (a) On the Distribution Date, the Escrow Agent shall cancel certificates representing the Escrow Shares then held in escrow as of the Distribution Date ("Available Escrow Shares") and with respect to which an Indemnification Claim is not pending. With respect to Indemnification Claims pending as of the Distribution Date, Premiere and the Shareholder Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending Indemnification Claims; provided, that if Premiere and the Shareholder Representative are not able to agree on the Indemnification Amount with respect to such Indemnification Claims by the Distribution Date, the amount of the Indemnification Amount for purposes of the calculations in Sections 3.3(b) and 3.3(c) shall be the amount claimed by Premiere in its Notice of Indemnification Claim.

     (b) If the pending Indemnification Claim is under Section 8.2 of the Acquisition Agreement, upon determination of the Indemnification Amount in accordance with Section 3.3(a), Premiere shall promptly (i) issue and deliver to the Escrow Agent and the Escrow Agent shall deliver to the Shareholders new certificates representing the number of shares of Premiere Common Stock (the "Distribution Shares") equal to the quotient obtained by dividing (A) the difference between the Aggregate Value immediately prior to such Distribution Date and the aggregate Indemnification Amount with respect to such pending Indemnification Claims by (B) the Value Per Share (the "Undisputed Escrow
                       --
Shares"), and such certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Undisputed Escrow Shares and each Shareholder's Percentage Interest, and (ii) issue to the Escrow Agent, who shall retain in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Premiere Common Stock equal to the quotient obtained by dividing (C) the aggregate Indemnification Amount with respect to such pending Indemnification Claims by (D) the Value Per Share ("Disputed Escrow Shares"). Any such delivery
       --
of Premiere Common Stock to Shareholders shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders.

     (c) If the pending Indemnification Claim is under Section 8.1 of the Acquisition Agreement, upon determination of the Indemnification Amount in accordance with Section 3.3(a), Premiere shall promptly (i) issue and deliver to the Escrow Agent and the Escrow Agent shall deliver to (A) each Shareholder against whom Premiere has sought indemnification under the Notice of Indemnification Claim (a "Designated Shareholder"), a new certificate (the "Designated Shares") representing the number of shares of Premiere Common Stock equal to the quotient obtained by dividing (I) the difference between (a) the Shareholder Value for such Designated Shareholder, and (b) the product of the Indemnification Amount with respect to such pending Indemnification Claim and the Shareholder's Percentage Liability under such pending Indemnification Claim by (II) the Value Per Share, (B) all Shareholders other than the Designated
--
Shareholders, Distribution Shares equal to the quotient obtained by dividing (x) the difference between the Aggregate Value and the aggregate Shareholder Value for all Designated Shareholders by (y) the Value Per Share (the Non-Designated
                                --
Escrow Shares"), and such
certificates shall be denominated in the names of the respective Shareholders in amounts equal to the product of the Non-Designated Escrow Shares and such Shareholder's Percentage Interest of Non-Designated Escrow Shares, and (ii) issue to the Escrow Agent, who shall retain in escrow pending final determination of the Indemnification Amount, the Disputed Escrow Shares.

     (d) Any delivery of Premiere Common Stock to Shareholders hereunder shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution as agreed by Premiere and the Shareholder Representative in writing of any Indemnification Claim for which Disputed Escrow Shares were retained in escrow after the Distribution Date, the Escrow Agent shall promptly cancel the appropriate number of Disputed Escrow Shares corresponding to the Indemnification Amount corresponding to such Indemnification Claim (if any) and shall deliver any remaining Disputed Escrow Shares: (i) if under Section 3.3(a), to the Shareholders in accordance with their respective Percentage Interests in such remaining Disputed Escrow Shares, and (ii) if under Section 3.3(b), to each Designated Shareholder pro rata as compared to all other Designated Shareholders. All computations to be performed in Section 3.3 hereof will be performed by Premiere and agreed to by the Shareholder Representative prior to any distribution by the Escrow Agent.

     3.4  EFFECT OF FINAL DELIVERY.  This Agreement shall continue in full force
          ------------------------
and effect until the Escrow Agent has delivered or canceled all of the Escrow Shares pursuant to the terms hereof. After all of such shares have been so delivered or canceled, all rights, duties and obligations of the respective parties hereunder shall terminate.


                                   ARTICLE 4
                           ESCROW STOCK CERTIFICATES

     The Escrow Agent may, with the prior written consent of the Shareholder Representative and Premiere, at any time issue new certificates (or request Premiere to issue new certificates) representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.


                                   ARTICLE 5
                            DIVIDENDS; VOTING RIGHTS

     5.1  CASH DIVIDENDS; VOTING RIGHTS.  The Shareholders shall be entitled to
          -----------------------------
receive currently any and all cash dividends or other cash income with respect to the Escrow Shares. Each Shareholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Shareholder, and the Escrow Agent shall comply with any such directions if received in a timely manner. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     5.2  STOCK SPLITS; STOCK DIVIDENDS.  In the event of any stock split or
          -----------------------------
stock dividend with respect to Premiere Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement and any other references herein to a specific number of shares of Premiere Common Stock or references herein to prices for or the fair market value of Premiere Common Stock shall be adjusted accordingly.


                                   ARTICLE 6
                                THE ESCROW AGENT

     6.1  APPOINTMENT.  Premiere and the Shareholders hereby designate and
          -----------
appoint the Escrow Agent as "Escrow Agent" under this Agreement and the Escrow Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.

     6.2  LIABILITY.  The Escrow Agent, in its capacity as such, or any
          ---------
successor Escrow Agent, shall be liable only to hold the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Escrow Agreement, the Escrow Agent, in its capacity as such, or any successor Escrow Agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the gross negligence or willful misconduct of the Escrow Agent or any successor Escrow Agent. Neither the Escrow Agent, in its capacity as such, nor any successor Escrow Agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, as indicated in writing to the Escrow Agent and signed by each adverse claimant, arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by the parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Shareholder Representative and Premiere.

     6.3  SUCCESSOR.  The Shareholder Representative and Premiere may by written
          ---------
instrument designate a bank or trust company to act as successor Escrow Agent. Any such successor Escrow Agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under, this Agreement. Such resignation shall be effective not later than thirty (30) days after written notice has been given by the Escrow Agent of its resignation. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent. If a successor escrow agent is not selected within thirty (30) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause in writing by Premiere and the Shareholder Representative. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     6.4  EXPENSES.  Compensation for the normal services of the Escrow Agent or
          --------
any successor Escrow Agent, if any, shall be borne by the Shareholders and
Premiere equally.   The Escrow Agent and any successor Escrow Agent shall be
reimbursed for any reasonable expenses, including the actual out-of-pocket cost of outside legal services should such Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and Premiere and the Shareholders shall share equally the reimbursement of such expenses of such Escrow Agent, except that (a) if Premiere is unsuccessful in any litigation relating to such Escrow Agent, then the fees and expenses of such Escrow Agent in connection therewith shall be paid by Premiere, or (b) should the Shareholders be the unsuccessful party in any such litigation, then the Shareholders will bear the fees and expenses of such Escrow Agent in connection therewith. The Escrow Agent and any successor Escrow Agent shall not be liable for any action taken in good faith in accordance with the advice of an attorney.

     6.5  SECURITY INTERESTS.  Premiere and the Shareholders Representative each
          ------------------
warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow Shares or any part of the Escrow Shares; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow Shares or any part of the Escrow Shares; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Shares or any part of the Escrow Shares or to file any financing statement under the uniform Commercial Code of any jurisdiction with respect to the Escrow Shares or any part thereof.

     6.6  REPRESENTATIONS OF THE ESCROW AGENT.  Premiere and the Shareholders
          -----------------------------------
acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and each represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers of the Premiere Common Stock to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Premiere Common Stock or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in the Acquisition Agreement other than as the Escrow Agent under this Agreement. It is further agreed that no party shall in any way use the name "SunTrust Bank, Atlanta" or "SunTrust Banks, Inc." in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the offering of the Premiere Common Stock in the strictest sense. Any breach or violation of the paragraph shall be grounds for immediate termination of the Agreement by the Escrow Agent in accordance with the terms and provisions set forth herein.

     Without limitation to any release, indemnification or hold harmless provision in favor of the Escrow Agent as elsewhere provided in this Agreement, Premiere covenants and agrees to indemnify Escrow Agent and its officers, directors, employees and agents harmless from and against all liability, cost, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the sale or distribution of the Premiere Common Stock. The Escrow Agent shall have no responsibility for approving or accepting on behalf or Premiere or the Shareholders Representative any proceeds delivered to it hereunder, nor shall the Escrow Agent be responsibility for authorizing the issuance of the Premiere Common Stock or for determining the qualification of any purchaser or the accuracy of the information contained in the Acquisition Agreement.


                                   ARTICLE 7
                           SHAREHOLDER REPRESENTATIVE

     7.1  POWER AND AUTHORITY.  The Shareholder Representative shall have full
          -------------------
power and authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Shareholder Representative hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority, on behalf of all the Shareholders and their successors, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto.

     7.2  RESIGNATION; SUCCESSORS.  The Shareholder Representative, or any
          -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Shareholder Representative as hereinafter provided. In case of such resignation, or in the event of the death or inability to act of the Shareholder Representative, a successor shall be named from among the Shareholders by a majority of the members of the Board of Directors of VoiceCom who served on such board prior to the Stock Purchase. Each such successor Shareholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Shareholder Representative, and the term "Shareholder Representative" as used herein shall be deemed to include such successor Shareholder Representative.

                                   ARTICLE 8
                                 MISCELLANEOUS

     8.1  TRANSFERABILITY.  A Shareholder may not transfer any interest in the
          ---------------
Escrow Shares or any other right under this Escrow Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Shareholder to the Escrow Agent, the rights of such Shareholder under this Escrow Agreement shall be transferred to the estate of such Shareholder, and subsequently to any beneficiary thereof, in the event of the Shareholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Escrow Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Shareholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Shareholder under this Escrow Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Shareholder or such beneficiary in accordance with the terms of this Escrow Agreement. The contingent right to receive Escrow Shares shall not be transferable by the Shareholders otherwise than by will or by the laws of descent and distribution.

     8.2  NOTICES.  Each party shall keep each of the other parties hereto
          -------
advised in writing of all transactions pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be sufficiently given if sent by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service, addressed as follows, or if sent by facsimile (with original sent via regular mail) to the facsimile numbers identified below:

If to Premiere:

     Premiere Technologies, Inc.
     The Lenox Building, Suite 400
     3399 Peachtree Road, N.E.
     Atlanta, Georgia 30326
     Attn:  Boland T. Jones, President and Chief Executive Officer
     Telecopy:  (404) 262-8450
     Telephone:  (404) 262-8425
     Employer ID # 59-3074176
with a copy to:

     Alston & Bird llp
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia 30309
     Attn:  Janine Brown, Esq.
     Telecopy:  (404) 881-7777
     Telephone:  (404) 881-7834

If to the Shareholders or the Shareholder Representative:

     Wayne C. Wager
     10900 N.E. 4th Street
     Suite 2300
     Bellevue, WA  98004
     Telecopy: (206) 635-7799
     Telephone: (206) 646-3036

If to the Escrow Agent:

     SunTrust Bank, Atlanta
     Corporate Trust Department
     58 Edgewood Avenue
     Room 400 - Annex
     Atlanta, Georgia 30303
     Attn:  Ronald C. Painter
     Telephone:  (404) 588-7191
     Telecopy:  (404) 332-3966

or such other person or address as shall be furnished in writing by any of the parties and any such notice or communication shall be deemed to have been given as of the date so mailed.

     8.3  CONSTRUCTION.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

     8.4  BINDING EFFECT.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     8.5  SEPARABILITY.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

     8.6  HEADINGS.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     8.7  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     8.8  AMENDMENTS.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     8.9  THIRD PARTY BENEFICIARIES.  Each Subsidiary of Premiere and each of
          -------------------------
the directors, officers and employees of Premiere and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Shareholders as if they were parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.


PREMIERE TECHNOLOGIES, INC.              SUNTRUST BANK, ATLANTA

By:                                      By:
   -----------------------------            --------------------------------
   Jeffrey A. Allred
   Executive Vice President
   Strategic Development                    --------------------------------
                                            Name

                                            --------------------------------
                                            Title


SHAREHOLDER, If a Corporation or         SHAREHOLDER REPRESENTATIVE
Other Entity

                                         By:
--------------------------------            --------------------------------
Name of Corporation or Entity
                                            --------------------------------
                                            Name

                    (Signatures Continued on Following Page)

                   (Signatures Continued from Previous Page)



By:                        (SEAL)        SHAREHOLDER, If a Limited Partnership
   ------------------------

   ------------------------------        -------------------------------------
   Name of Individual Signing            Name of Limited Partnership

                                         By:                             (SEAL)
   ------------------------------           -----------------------------
   Title of Individual Signing

                                            ----------------------------------
                                            Name of General Partner


SHAREHOLDER, If an Individual

                                            ----------------------------------
By:                                         Name of Individual Signing (if
   ------------------------------           General Partner is a Corporation
                                            or Other Entity)

   ------------------------------
   Name                                     ----------------------------------
                                            Title of Individual Signing (if
                                            General Partner is a Corporation
                                            or Other Entity)

                                   SCHEDULE I
                              TO ESCROW AGREEMENT

                                  SHAREHOLDERS


          VoiceCom shall complete this schedule to reflect (1) the name and address of the shareholders which execute this Agreement, (2) the maximum number of Escrow Shares for each shareholder, and (3) the percentage interest of each shareholder. VoiceCom also shall complete the information left blank in the recitals to this Agreement.

                                   EXHIBIT 3

    FORM OF STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT ((S) 7.2(H))
    ------------------------------------------------------------------------



              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------


          THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of September 30, 1997, by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"), and those shareholders of VoiceCom Holdings, Inc., a Washington corporation ("VoiceCom"), appearing as signatories hereto (each, an "Investor" and collectively, the "Investors").

                                R E C I T A L S
                                ---------------

          WHEREAS, pursuant to the terms of an Stock Purchase Agreement , dated as of September 12, 1997 (as the same may be amended, the "Acquisition Agreement"), by and the Premiere and VoiceCom, the Premiere shall purchase shares of capital stock of VoiceCom from the Investors (the "Acquisition"), with the result that each of outstanding shares of $.001 par value common stock of VoiceCom ("VoiceCom Common Stock") owned by the Investors will be converted into the right to receive shares of the $.01 par value common stock of the Premiere (the "Premiere Common Stock"); and

          WHEREAS, Premiere has agreed, as a condition precedent to VoiceCom's obligations under the Acquisition Agreement, to grant the Investors certain registration rights; and

          WHEREAS, Premiere and the Investors desire to define such registration rights on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

          1.  DEFINITIONS
              -----------

          As used in this Agreement, the following terms have the respective meanings set forth below:

          Annual Report Filing Date:  shall mean the date that the Commission
          -------------------------
requires Premiere to file an annual report on Form 10-K for the fiscal year of Premiere ended December 31, 1997, since the last quarter of such year will be the first fiscal quarter of Premiere that contains the period of post closing operations required by ASR 130 and 135.

          ASR 130 and 135: shall mean the Commission Accounting Series Release
          ---------------
 Nos. 130 and 135.

          Commission:  shall mean the Securities and Exchange Commission or any
          ----------
other federal agency at the time administering the Securities Act;

          Effective Date: shall mean the date on which the Acquisition is
          --------------
consummated;

          Exchange Act:  shall mean the Securities Exchange Act of 1934, as
          ------------
amended;

          Holder:  shall mean any holder of Registrable Securities;
          ------

          Other Stockholders:  shall mean Persons who, by virtue of an agreement
          ------------------
with Premiere, are entitled to include their Securities in any registration effected under Section 3;

          Person:  shall mean an individual, partnership, joint stock company,
          ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

          Piggyback Period:  shall mean the period that begins on the Annual
          ----------------
Report Filing Date and ends on the first anniversary of the date of this Agreement.

          register, registered and registration: shall mean a registration
          --------  ----------     ------------
effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          Registrable Securities: shall mean (A) the shares of Premiere Common
          ----------------------
Stock issued to the Investors under the Acquisition Agreement, and (B) any securities of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Premiere Common Stock referred to in clause (A); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or are eligible for sale pursuant to Rule 144 during any three month period (iii) such securities as are acquired by Premiere or any of its subsidiaries or (iv) the shares of Premiere Common Stock issued to the Investors under the Acquisition Agreement that are held by the escrow agent under that certain Escrow Agreement, dated as of September 30, 1997, by and among Premiere, the Investors and SunTrust Bank, Atlanta.

          Registration Expenses: shall mean all expenses incurred by Premiere in
          ---------------------
compliance with Sections 3(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Premiere, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Premiere, which shall be paid in any event by Premiere);

          Security, Securities: shall have the meaning set forth in
          --------------------
Section 2(1) of the Securities Act;

          Securities Act: shall mean the Securities Act of 1933, as amended; and
          --------------

          Selling Expenses: shall mean all underwriting discounts and selling
          ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

          Shareholder Representative:  shall have the meaning given that term
          --------------------------
in the Acquisition Agreement.

          Shelf Filing Date: shall mean the date that is 30 days after the
          -----------------
Annual Report Filing Date.

      2.  RESTRICTIONS ON TRANSFER
          ------------------------

          (a) Each Holder agrees that such Holder will not transfer or otherwise reduce such Holder's risks relative to the shares of Premiere Common Stock to be received by each Holder upon consummation of the Acquisition until such time as Premiere notifies the Holder that the requirements of ASR 130 and 135 have been met. Each Holder understands that ASR 130 and 135 relate to publication of financial results of post-closing combined operations of Premiere and VoiceCom. Premiere agrees that it will publish such results on or before the Annual Report Filing Date, and that it will notify the Holders promptly following such publication. Premiere shall be entitled to place restrictive legends on the shares of Premiere Common Stock issued to the Shareholders pursuant to the Stock Purchase to enforce the foregoing restrictions.

          (b) Prior to any proposed transfer of any Registrable Securities (other than under the circumstances described in Section 3 hereof), the Holder thereof shall give written notice to Premiere of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Premiere, shall be accompanied by an opinion of counsel reasonably satisfactory to Premiere to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Registrable Securities in accordance with the terms of its notice. Each certificate or instrument transferred as above provided shall bear the legend set forth in Section 2(c), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Registrable Securities in a public sale without registration under the Securities Act.

          (c) Each certificate evidencing Registrable Securities issued to any Holder in connection with the Acquisition ("Restricted Shares") shall bear a legend in substantially the following form:

   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          (d) In the event that any Restricted Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, Premiere shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Restricted Shares without the legend required by
Section 2(c) hereof endorsed thereon.

      3.  REGISTRATION RIGHTS
          -------------------

          (a)  Premiere Registration.
               ---------------------

            (i) If, at any time during the Piggyback Period, Premiere shall determine to register any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Premiere will:

               (A) promptly give to each of the Holders a written notice thereof
            (which shall include a list of the jurisdictions in which Premiere intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

               (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) business days after the giving of the written notice from Premiere described in clause (i) above, except as set forth in Section 3(a)(ii)
            below. Such written request shall specify the amount of Registrable Securities intended to be disposed of by a Holder and may specify all or a part of the Holders' Registrable Securities.

   Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, Premiere shall determine for any reason not to register such equity securities Premiere may, at its election, give written notice of such determination to the Holders and thereupon Premiere shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

   Notwithstanding anything to the contrary set forth in this Agreement, no Holder shall have any right to include any Registrable Securities in any registration statement filed pursuant to the 5-3/4% Convertible Subordinated Notes Due 2004 Registration Rights Agreement dated as of June 15, 1997, by and among Premiere and Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation.

            (ii) Underwriting.  If the registration of which Premiere gives
                 ------------
   notice is for a registered public offering involving an underwriting, Premiere shall so advise each of the Holders as a part of the written notice given pursuant to Section 3(a)(i)(A). In such event, the right of each of the Holders to registration pursuant to this Section 3(a) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with Premiere and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by Premiere or such Other Stockholders, as the case may be. Such underwriting agreement will contain such representations and warranties by Premiere and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in
   Section 3(e) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(d), and the representations and warranties by, and the other agreements on the part of, Premiere to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders whose shares are to be included in such registration. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, Premiere shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated by Premiere in its sole discretion, subject to agreements between Premiere and the Other Stockholders. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Premiere and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            (b)  Shelf Registration.
                 ------------------

            (i) On or before the Shelf Filing Date, Premiere shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities to be issued under the Acquisition Agreement. Premiere shall, subject to Section 3(g) hereof, use reasonable commercial efforts to cause the Shelf Registration to become effective as soon as practicable after the date of filing thereof and shall use its reasonable commercial efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the first anniversary of the Effective Date in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may include securities of Premiere other than Registrable Securities.

            (ii) Subject to Section 3(g) hereof, Premiere shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by Premiere or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder, and (B) to include in such Shelf Registration any additional securities that are held by Other Stockholders or become Registrable Securities by operation of the definition thereof.

            (iii) The Holders may, at their election and upon written notice by the Shareholder Representative to Premiere, effect offers and sales under the Shelf Registration by means of one or more underwritten offerings; provided, however, that Premiere shall not be obligated to effect, or take any action to effect, any such registration:

                (A) If Premiere shall have previously effected an underwritten registration with respect to Registrable Securities pursuant to
            Section 3(a) hereof, Premiere shall not be required to effect any underwritten registration pursuant to this Section 3(b)(iii) until a period of 180 days shall have elapsed from the effective date of the most recent such previous registration; provided that if, in the most recent such previous registration, participation pursuant to
            Section 3(a) shall not have been to the extent requested pursuant to
            Section 3(a), then Premiere shall not be required to effect any underwritten registration pursuant to this Section 3(b)(iii) until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration;

                (B) If, upon receipt of a registration request pursuant to this
            Section 3(b)(iii), Premiere is advised in writing (with a copy to the Shareholder Representative) by a recognized national independent investment banking firm selected by Premiere that, in such firm's opinion, a registration at the time and on the terms requested would adversely affect any public offering of securities of Premiere by Premiere (other than in connection with benefit and similar plans) or by or on behalf of any shareholder of Premiere in connection with a "shelf" registration pursuant to Rule 415 under the Securities Act, or a demand registration right (collectively, a "Premiere Offering") with respect to which Premiere has commenced preparations for a registration prior to the receipt of a registration request pursuant to this Section 3(b)(iii), Premiere shall not be required to effect a registration pursuant to this Section 3(b)(iii) until the earlier of (x) 30 days after the completion of such Premiere Offering, (y) promptly after any abandonment of such Premiere Offering or (z) 60 days after the date of receipt of a registration request pursuant to this Section 3(b)(iii); provided, however, that
                                                        --------  -------
            the periods during which Premiere shall not be required to effect a registration pursuant to this Section 3(b)(iii) together with any periods of suspension under Section 3(g) hereof may not exceed 90 days in the aggregate;

                (C) In any particular jurisdiction in which Premiere would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

                (D) Other than pursuant to a registration statement on Form S-3.

                (E) Unless Premiere has received audited financial statements with respect to any business acquired or to be acquired to the extent required by Rule 3-05 of Regulation S-X for so long as it takes to obtain such statements, provided that Premiere shall use commercially reasonable efforts to obtain such statement.

            If Other Stockholders request inclusion in any such registration under Section 3(b)(iii), the Holders shall offer to include the securities of such Other Stockholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 3. The Holders whose shares are to be included in such registration and Premiere shall (together with all Other Stockholders proposing to distribute their securities through such underwriting) enter into underwriting and related agreements in customary form with the representative of the underwriter or underwriters selected for such underwriting by Premiere and reasonably acceptable to the Shareholder Representative. Such underwriting agreement will contain such representations and warranties by Premiere and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 3(e) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(d) hereof, and the representations and warranties by, and the other agreements on the part of, Premiere to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders. Premiere shall cooperate fully with the Holders and the underwriters in connection with any underwritten offering. Notwithstanding any other provision of this Section 3(b)(iii), if the representative advises the Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the Shareholder Representative shall so advise Premiere and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated by Premiere in its sole discretion, subject to agreements between Premiere and the Other Stockholders. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Premiere, the underwriter and the Shareholder Representative. The securities so withdrawn shall also be withdrawn from registration.

          (c) Expenses of Registration.  All Registration Expenses incurred in
              ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 3 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by Premiere, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

          (d) Registration Procedures.  In the case of each registration
              -----------------------
effected by Premiere pursuant to this Section 3, Premiere will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Premiere will:

          (i) furnish to the Shareholder Representative, and to any underwriter simultaneously with filing with the Commission, copies of any registration statement (including all exhibits) for a registration in which the Holders have elected to participate pursuant to Section 3(a) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act;

            (ii) furnish to the Shareholder Representative, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) for a Shelf Registration and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)), which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Shareholder Representative and any such underwriter for a period of at least five business days, and Premiere shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which the Shareholder Representative or any such underwriter shall reasonably object within five business days after the receipt thereof; the Shareholder Representative or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

            (iii) furnish to the Shareholder Representative and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as the Shareholder Representative or any such underwriter, from time to time may reasonably request;

            (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Shareholder Representative, if requested, and to any underwriter, and make representatives of Premiere available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as Shareholder Representative or any such underwriter reasonably may request;

            (v) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request,
   (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that Premiere shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

            (vi) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Premiere and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

            (vii) subject to Section 3(g) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement,
   (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by Premiere of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (ix) if requested by the Shareholder Representative or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Shareholder Representative and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after Premiere is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

            (x) furnish to the Holders, addressed to them, an opinion of counsel for Premiere, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified Premiere's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Shareholder Representative may reasonably request;

            (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (xii) provide promptly to the Holders upon request any document filed by Premiere with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

            (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

            (e)  Indemnification.
                 ---------------

            (i) Premiere will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Premiere of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Premiere and relating to action or inaction required of Premiere in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Premiere will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Premiere by the Holders or underwriter and stated to be specifically for use therein.

          (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Premiere, each of its directors and officers and each underwriter, if any, of Premiere's securities covered by such a registration statement, each person who controls Premiere or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse Premiere and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Premiere by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 3(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (vi) The foregoing indemnity agreement of Premiere and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f) Information by the Holders.  Each of the Holders holding
              --------------------------
securities included in any registration shall furnish to Premiere such information regarding such Holder and the distribution proposed by such Holder as Premiere may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

          (g) Holdback Agreement; Postponement.  Notwithstanding the provisions
              --------------------------------
of Sections 3(a) and (b), if the Board of Directors of Premiere determines in good faith that it is in the best interests of Premiere (A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving Premiere or (B) for any purpose, to suspend the registration rights set forth herein, Premiere may, by notice to the Holders in accordance with Section 6(a), (1) suspend the rights of the Holders to make sales pursuant to the Shelf Registration, and (2) postpone any other registration for such a period of time as the Board of Directors may determine in its sole discretion; provided, however, that such periods of suspension may not exceed 90 days in the aggregate; and provided further that the effectiveness of the Shelf Registration shall be extended beyond the first anniversary of the Effective Date for a period equal to any such periods of suspension.

          (h) Assignment.  The registration rights set forth in Section 3 hereof
              ----------
may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Investor shall be a Holder only with respect to such Registrable Securities so acquired and any stock of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

     4.  RULE 144 REPORTING
         ------------------

          With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, Premiere agrees to:

   (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

   (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Premiere under the Securities Act and the Exchange Act; and

   (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by Premiere as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Premiere, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

     5.  INTERPRETATION OF THIS AGREEMENT
         --------------------------------

          (a) Directly or Indirectly.  Where any provision in this Agreement
              ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (c) Section Headings.  The headings of the sections and subsections of
              ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     6.  MISCELLANEOUS
         -------------

         (a)  Notices.
              -------

             (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                (A) if to Premiere, to Premiere Technologies, Inc., The Lenox Building, Suite 400, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326,
Attention: Boland T. Jones, President and Chief Executive Officer, with a required copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Janine Brown, Esq., or at such other address as it may have furnished in writing to the Investors;

                (B) if to the Investors, at the addresses listed on Schedule I hereto, or at such other addresses as may have been furnished Premiere in writing.

            (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b) Reproduction of Documents.  This Agreement and all documents
              -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c) Entire Agreement; Amendment and Waiver.  This Agreement
              --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Premiere and the Shareholder Representative or the Holders of a majority of the then outstanding Registrable Securities.

          (d) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (e) No Inconsistent Agreements.  Premiere will not hereafter enter
              --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

          (f) Remedies.  Each Holder of Registrable Securities, in addition to
              --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Premiere agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (g) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

PREMIERE TECHNOLOGIES, INC.

By:
   -----------------------------------
   Jeffrey A. Allred
   Executive Vice President
   Strategic Development

INVESTOR, if a corporation or other          INVESTOR, if a limited partnership
entity

----------------------------------           ----------------------------------
Name of Corporation or Entity                Name of Limited Partnership


By:                          (SEAL)          By:                          (SEAL)
   -------------------------                    -------------------------



                    (Signatures Continued on Following Page)

                   (Signatures Continued from Previous Page)




--------------------------------         --------------------------------------
Name of Individual Signing               Name of General Partner

--------------------------------         --------------------------------------
Title of Individual Signing              Name of Individual Signing (if General
                                         Partner is a Corporation or Other
                                         Entity)


--------------------------------         --------------------------------------
INVESTOR, If an Individual               Title of Individual Signing (if General
                                         Partner is a Corporation or Other
                                         Entity)
By:


-------------------------------
Name

                                   EXHIBIT 4

      FORM OF SECOND AMENDMENT TO THE SHAREHOLDERS AGREEMENT ((S) 7.2(i))
      -------------------------------------------------------------------


                                SECOND AMENDMENT

                                TO THAT CERTAIN
                      SHAREHOLDERS' AGREEMENT BY AND AMONG
                            VOICECOM HOLDINGS, INC.
                       (FORMERLY VOICECOM SYSTEMS, INC.)
                            AND CERTAIN SHAREHOLDERS
                                     DATED
                               SEPTEMBER 30, 1997

          This Amendment to that certain Shareholders' Agreement by and among VoiceCom Holdings, Inc. (formerly VoiceCom Systems, Inc.) ("the Company") and certain shareholders (the "Shareholders") of VoiceCom, dated February 19, 1988 (the "Shareholders' Agreement"), as amended by Amendment dated September 20, 1992, is made as of the 30th day of September, 1997, by and among the Company and each of the other persons whose signatures are set forth below (the "Amending Shareholders"). Unless otherwise indicated, capitalized terms used herein shall have the same meaning as set forth in the Shareholders' Agreement.

                                    RECITALS
                                    --------

          A. The Company, the Amending Shareholders, and certain other shareholders of the Company, are parties to the Shareholders' Agreement.

          B. Section 7 of the Shareholders' Agreement requires that any amendment or modification of the Shareholders' Agreement shall be effective only if evidenced by a written instrument executed by the Company and Shareholders that hold at least seventy-five percent (75%) of the Company Securities held by all of the Shareholders.

          C. The Amending Shareholders hold at least seventy-five (75%) of Company Securities held by all the Shareholders.

          D. Subject to the terms and conditions set forth in that certain Stock Purchase Agreement (the "Agreement"), dated September 12, 1997, among Premiere Technologies, Inc. ("Premiere"), the Company and certain Shareholders (the "Exchanging Shareholders"), the Exchanging Shareholders propose to exchange all shares of Company's $.001 par value per share common stock they hold for shares of Premiere's $.01 par value per share common stock.

          E. The Company and the Amending Shareholders desire to amend the Shareholders' Agreement to exclude Premiere from the right of first refusal obligations thereunder.

NOW, THEREFORE, the parties agree as follows:

          1.  Amendment to Shareholders' Agreement.  Section 1.2 of the
              ------------------------------------
Shareholders' Agreement is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

               "1.2 Limitations. Notwithstanding the provisions of Section 1.1, no such Offer Notice shall be required, and no right of first refusal shall exist, with respect to transfers, including sales, (a) to members of an individual Shareholder's immediate family, (b) to the Company, (c) by British Telecommunications plc or Citicorp Venture Capital, Inc. to its respective affiliates (as such term is defined in Securities and Exchange Commission, Rule 144), (d) by a Shareholder which is a partnership to a partner of such partnership or retired partner of such partnership who retires after the date hereof, or by such partners to one another, (e) to estates, trusts or custodianships for the account of the Shareholder or any of the foregoing permitted transferees, (f) to the public pursuant to a registration statement declared effective by the Securities and Exchange Commission, or (g) to or from Premiere; provided that a transferee under clause (a), (c), (d) or (e) above agrees in writing to be subject to the terms hereof to the same extent as if he/she were an original Shareholder hereunder."

          2.  Counterparts.  This Amendment may be executed in any number of
              ------------
counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          3.  Governing Law.  This Amendment shall be construed and enforced in
              -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                   [Signatures appear on the following page.]

    [Signature Page to the Second Amendment to the Shareholder's Agreement]


VOICECOM HOLDINGS, INC.

By:
   ---------------------------------

   ---------------------------------
   Name


   ---------------------------------
   Title



Shareholder, If a Corporation or Other     SHAREHOLDER, If a Limited Partnership
Entity

                                           ------------------------------------
Name of Corporation or Entity              Name of Limited Partnership

By:                             (SEAL)     By:                            (SEAL)
   ----------------------------               ----------------------------

   -----------------------------------        ----------------------------------
   Name of Individual Signing                 Name of General Partner


   -----------------------------------        ----------------------------------
   Title of Individual Signing                Name of Individual Signing (if
                                              General Partner is a Corporation
                                              or Other Entity)

SHAREHOLDER, If an Individual
                                              ---------------------------------
By:                                           Title of Individual Signing (if
   -----------------------------------        General Partner is a Corporation
                                              or Other Entity)
   -----------------------------------
   Name

                                   EXHIBIT 5

              FORM OF PREFERRED STOCKHOLDER AGREEMENT ((S) 7.2(j))
              ---------------------------------------------------

                        PREFERRED STOCKHOLDER AGREEMENT
                        -------------------------------


          THIS PREFERRED STOCKHOLDER AGREEMENT (this "Agreement") is made and entered into as of September 30, 1997 by and among VoiceCom Holdings, Inc., a Washington corporation (the "Company"), each of the holders of the Company's $.001 par value per share Series A Preferred Stock (the "Series A Preferred") listed on Schedule I (the "Series A Holders"), each of the holders of the Company's $.001 par value per share Series B Preferred Stock (the "Series B Preferred") listed on Schedule I (the "Series B Holders"), each of the holders of the Company's $.001 par value per share Series C Preferred Stock (the "Series C Preferred") listed on Schedule I (the "Series C Holders") and each of the holders of the Company's $.001 par value per share Series D Preferred Stock (the "Series D Preferred"; and together with the Series A Preferred, the Series B Preferred and the Series C Preferred, the "Preferred Stock") listed on Schedule I (the "Series D Holders"; and together with the Series A Holders, the Series B Holders and the Series C Holders, are hereinafter called the "Preferred Holders").

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.  BACKGROUND.  The Company and each of the Series A Holders entered
              ----------
into that certain Series A Preferred Stock Purchase Agreement, dated as of December 20, 1984, as amended (the "Series A Agreement"), pursuant to which each of the Series A Holders purchased that number of shares of Series A Preferred listed next to such Series A Holder's name on Schedule I. The Company and each of the Series B Holders entered into that certain Series B Preferred Stock Purchase Agreement, dated as of May 23, 1986, as amended (the "Series B Agreement"), pursuant to which each of the Series B Holders purchased that number of shares of Series B Preferred listed next to such Series B Holder's name on Schedule I. The Company and each of the Series C Holders entered into that certain Series C Preferred Stock Purchase Agreement, dated as of February 19, 1988, as amended (the "Series C Agreement"), pursuant to which each of the Series C Holders purchased that number of shares of Series C Preferred listed next to such Series C Holder's name on Schedule I. The Company and each of the Series D Holders entered in to that certain Series D Preferred Stock Purchase Agreement, dated as of October 16, 1992, as amended (the "Series D Agreement"; and together with the Series A Agreement, the Series B Agreement, the Series C Agreement and the Series D Agreement, the "Preferred Stock Purchase Agreements"), pursuant to which the Company and each of the Series D Holders purchased that number of shares of Series D Preferred listed next to such Series D Holder's name on Schedule I.

          2.  CONVERSION AND EXCHANGE.
              -----------------------

          (a) In accordance with the terms of Section 5.4.4 of the Company's Restated Articles of Incorporation, as amended, each Preferred Holder hereby irrevocably elects to exercise its right to convert all of the shares of Preferred Stock held by such Preferred Holder into, and does hereby exchange all of such shares of Preferred Stock for, the Company's $.001 par value per share Common Stock (the "VoiceCom Common Stock").

          (b) On or about September 30, 1997 (the "Dividend Payment Date"), the Company shall pay to each Series D Holder the amount listed under such Series D Holder's name on the signature page of this Agreement (the "Dividend Payment"). Each Series D Holder hereby acknowledges that the Dividend Payment is the correct amount of declared or accrued, but unpaid dividends the Company owes such Series D Holder. On or about October 15, 1997 (the "Interest and Dividend Payment Date"; and together with the Dividend Payment Date, the "Payment Date"), the Company shall pay each Series C Holder the amount listed under such Series C Holder's name on the signature page to this Agreement (the "Interest and Dividend Payment"). Each Series C Holder hereby acknowledges that the Interest and Dividend Payment equals the correct amount of declared or accrued, but unpaid dividends the Company owes such Series C Holder through September 30, 1997, plus the amount of interest that will have accrued on such declared and
      ----
accrued, but unpaid dividends, for the period beginning October 1, 1997 and ending on the Interest and Dividend Payment Date, as calculated using a per annum interest rate of nine percent (9%). Notwithstanding the above, the Company shall not be obligated to make any Dividend Payment or any Interest and Dividend Payment on a Payment Date if the Board of Directors of the Company determines that no such distribution may be made in accordance with Section 23B.06.400 of the Washington Business Corporation Act (the "Distribution Provision"); provided, however, that the Company shall be obligated to make the Dividend Payment and the Interest and Dividend Payment at the earliest possible time that the Board of Directors of the Company can determine that such distributions may be made in accordance with the Distribution Provision, and that interest shall accrue on the declared and accrued, but unpaid dividends on the Series C Preferred at the rate of nine percent (9%) percent per annum, and on the Series D Preferred at the rate of seven percent (7%) per annum.

          (c) Each Preferred Holder acknowledges that the Company will not issue, and no Preferred Holder will receive certificates representing the shares of VoiceCom Common Stock resulting from the conversion under Section 2(a). Instead, the Company shall hold such shares as the Preferred Holder's attorney in fact, and shall convert (the "Common Stock Conversion") such shares of VoiceCom Common Stock into shares of the $.01 par value per share common stock (the "Premiere Common Stock") of Premiere Technologies, Inc. ("Premiere") pursuant to Section 1.2(b) of the Stock Purchase Agreement, dated as of September 12, 1997, by and among the Company, Premiere and holders of VoiceCom Common Stock.

          3. CONDITIONAL EFFECTIVENESS.  The Company and each of the Preferred
             -------------------------
Holders hereby agree that this Agreement shall only become effective upon the consummation of the transactions contemplated by the Stock Purchase Agreement.

          4. TERMINATION OF RIGHT OF FIRST OFFER.  Each Preferred Holder hereby
             -----------------------------------
elects to terminate the right of first offer to purchase securities of the Company granted to holders of Preferred Stock in Section 3.5 of the Series A Agreement and Section 3.4 of each of the Series B Agreement, Series C Agreement and Series D Agreement.

          5. TERMINATION OF OBLIGATION TO PROVIDE FINANCIAL INFORMATION.  Each
             ----------------------------------------------------------
Preferred Holder hereby elects to terminate the Company's obligation to provide holders of Preferred Stock certain financial information of the Company, as provided in Section 3.1 of each of the Preferred Stock Purchase Agreements.

          6. TERMINATION OF VISITATION RIGHTS.  Each Preferred Holder hereby
             --------------------------------
elects to terminate the right of the holders of Preferred Stock to visit and inspect properties and assets of the Company, as granted in Section 3.2 of each of the Preferred Stock Purchase Agreements.

          7. MODIFICATION OF REGISTRATION RIGHTS.  Each Preferred Holder hereby
             -----------------------------------
elects to modify the registration rights granted to holders of Preferred Stock under the Preferred Stock Purchase Agreements. Accordingly, Section 5.6 of the Series A Agreement, Section 5.5 of the Series B Agreement, and Section 6.5 of each of the Series C Agreement and Series D Agreement, are hereby deleted in their entirety, and the following is inserted in lieu thereof:

               "[SECTION NUMBER].  NO REGISTRATION RIGHTS GRANTED.  This
                                   ------------------------------
     Agreement does not grant, and no Investor shall be assumed to have acquired, any right to request or demand that the Company effect a registration of any of its securities in compliance with the Securities Act."


          8. ATTORNEY IN FACT.  Each Preferred Holder hereby makes, constitutes
             ----------------
and appoints Gail S. Conely or any successor Chief Financial Officer of the Company as such Preferred Holder's true and lawful attorney in fact and agent, for such person and in such person's name, place and stead to consummate the Common Stock Conversion. As attorney in fact, the Company shall have the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Preferred Holder could do personally, and each such Preferred Holder hereby ratifies and confirms as his, her or its own act, all that the Company shall do or cause to be done pursuant to this Section 8.

          9.  WAIVER.  In addition to the elections made in Sections 4, 5, and 6
              ------
hereof, each Preferred Holder hereby irrevocably waives any and all rights it might have under the Preferred Stock Purchase Agreements and elects to terminate any provision of the Preferred Stock Purchase Agreements which grants to the Preferred Holders any rights or obligates the Company to perform in any way.

          10.  REPRESENTATION.  The Preferred Holder represents that such
               --------------
Preferred Holder is the owner of all right, title and interest (legal, record and beneficial) in and to that number of shares of Preferred Stock listed opposite the name of such Preferred

Holder on Schedule I hereto, free and clear of any and all liens, charges, claims, encumbrances or restrictions of any nature whatsoever.

          11.  COUNTERPARTS; FACSIMILES.  This Agreement may be executed in two
               ------------------------
or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party. The execution and delivery of this Agreement by any party by facsimile shall constitute effective execution and delivery thereof.

          12.  SUCCESSORS AND ASSIGNS.  All terms and conditions of this
               ----------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by any successor to a Preferred Holder and any successor to the Company.

          13.  SEVERABILITY.  If any provision of this Agreement shall be held
               ------------
to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          14.  ENTIRE AGREEMENT.  This Agreement constitutes the entire
               ----------------
understanding between and among the parties with respect to the subject matter hereof and shall supersede any prior agreements and understandings among the parties with respect to such subject matter.

          15.  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Washington (or the jurisdiction of incorporation of any successor to the Company), without regard for any principles of conflicts of laws thereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


VOICECOM HOLDINGS, INC.

By:
   ----------------------------------

   ----------------------------------
   Title


                    (Signatures Continued on Following Page)

                   (signatures Continued from Previous Page)



PREFERRED HOLDER, If a Corporation       PREFERRED HOLDER, If a limited
or Other Entity                          Partnership


-----------------------------------      -------------------------------------
Name of Corporation or Entity            Name of Limited Partnership


-----------------------------------      --------------------------------------

By:                          (SEAL)      By:                             (SEAL)
   -------------------------                ----------------------------


-----------------------------------      --------------------------------------
Name of Individual Signing               Name of General Partner


-----------------------------------      --------------------------------------
Title of Individual Signing              Name of Individual Signing (if General
                                         Partner is a Corporation or Other
                                         Entity)

Preferred Holder, if an Individual       --------------------------------------
                                         Title of Individual Signing (if General
By:                                      Partner is a Corporation or Other
   --------------------------------      Entity)


   --------------------------------
   Name

                                   SCHEDULE 1

          VoiceCom shall complete this schedule to reflect the names of the shareholders which execute this Agreement and the number of shares of Preferred Stock they own under the books and records of VoiceCom.

                                   EXHIBIT 6

              FORM OF NOTICE OF EXERCISE OF WARRANTS ((S) 7.2(k))
              ---------------------------------------------------

                                EXERCISE NOTICE
                                ---------------

VoiceCom Holdings, Inc.
Attention:  Corporate Secretary

          Subject to the conditions set forth herein, the undersigned hereby irrevocably elects to purchase, pursuant to the provisions of the Stock Purchase Warrant (the "Warrant") issued by VoiceCom Holdings, Inc. ("VoiceCom"), dated August 30, 1994, and held by the undersigned, _____________ shares of the $.001 par value per share common stock of VoiceCom ("VoiceCom Common Stock"), such number of shares being equal to the full number of shares of VoiceCom Common Stock subject to the Warrant. This Exercise Notice is contingent upon, and shall take effect upon, Closing as defined in that certain Stock Purchase Agreement (the "Stock Purchase Agreement") by and among Premiere Technologies, Inc. ("Premiere"), VoiceCom and the shareholders of VoiceCom named therein, including the undersigned.

          The undersigned elects to pay the Exercise Price (as defined in the Warrant) by (check one):

          [ ] enclosing a bank check in an amount equal to the product of the Exercise Price multiplied by the number of shares of VoiceCom Stock subject to the Warrant, payable to VoiceCom Holdings, Inc.

          [ ] deducting from the number of shares of Common Stock to be delivered that number of shares having a fair market value equal to the full Exercise Price. For this purpose, fair market value will be determined in accordance with Section 2.2(a) of the Warrant.

          The undersigned acknowledges and agrees that the shares of VoiceCom Common Stock issuable upon exercise thereof shall be exchanged at closing for shares of the $.01 par value per share common stock of Premiere (the "Premiere Common Stock") in accordance with the terms of the Stock Purchase Agreement ("Common Stock Conversion").

          The undersigned hereby makes, constitutes and appoints VoiceCom as the true and lawful attorney in fact and agent for such person and in such person's name, place and stead to consummate the Common Stock Conversion on behalf of the undersigned. As attorney in fact, VoiceCom shall have the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as the undersigned could do personally; and the undersigned hereby ratifies and confirms as his own act, all that VoiceCom shall do or cause to be done pursuant to this paragraph.

          The undersigned requests that a certificate for the shares of Premiere Common Stock be issued in the name set forth below and delivered to the undersigned at the address stated below.

          IN WITNESS WHEREOF, the undersigned has delivered this Exercise Notice as of the ____ day of September, 1997.


WARRANTHOLDER:  ______________________


If a Corporation or Other Entity            If a Limited Partnership


-----------------------------------         ---------------------------------
Name of Corporation or Entity               Name of Limited Partnership

By:                          (SEAL)         By:                        (SEAL)
   -------------------------                   -----------------------

                    (Signatures Contined on Following Page)

                   (Signatures Continued from Previous Page)




----------------------------------       --------------------------------------
Name of Individual Signing               Name of General Partner


---------------------------------        --------------------------------------
Title of Individual Signing              Name of Individual Signing (if general
                                         Partner is a Corporation or Other
                                         Entity)



If an Individual

                                         ---------------------------------------
By:                                      Title of Individual Signing (if General
   ------------------------------        Partner is a Corporation or Other
                                         Entity)
   ------------------------------
   Name



Name in which shares of Premiere Common Stock should be Registered:


_______________________________

                                   EXHIBIT 7

                     FORM OF WAIVER AGREEMENT ((S) 7.2(l;))
                     --------------------------------------

                                WAIVER AGREEMENT
                                ----------------

          This Waiver Agreement (the "Agreement") is made and entered into as of September 30, 1997 by and among VoiceCom Holdings, Inc. (the "Company") and the purchasers (individually a "Purchaser" and collectively the "Purchasers") named on Schedule 1 to the Subordinated Convertible Note Purchase Agreement between the Company and the purchasers named therein, dated August 30, 1994 (the "Note Purchase Agreement").


                                   BACKGROUND
                                   ----------

          Each of the Purchasers purchased a Subordinated Convertible Note due August 29, 1999 (individually a "Note" and collectively the "Notes") from the Company pursuant to the Note Purchase Agreement. Each of the Purchasers purchased a Stock Purchase Warrant to Purchase Shares of Common Stock of the Company (individually a "Warrant" and collectively the "Warrants") from the Company pursuant to the Note Purchase Agreement. Certain shareholders of the Company (the "Shareholders") desire to sell their stock in the Company (the "Shares") to Premiere Technologies, Inc. ("Premiere") pursuant to a Stock Purchase Agreement, dated September 12, 1997, between the Company, Premiere and the Shareholders (the "Stock Purchase Agreement"). The Stock Purchase Agreement requires that each of the Purchasers execute and deliver this Agreement as a condition precedent to the obligations of Premiere to purchase the Shares. The closing of the transactions contemplated by the Stock Purchase Agreement shall be referred to as the "Closing."

                                   AGREEMENT
                                   ---------

          Intending to be legally bound, the Purchasers do hereby agree as follows:

          1.  Waiver of Note Provisions.  The Purchasers hereby waive all Events
              -------------------------
of Default that occur pursuant to Section 9.1(b) because of the failure of the Company to do the following:

              (a) to maintain its legal existence under Section 4.3; and

              (b) to comply before January 7, 1998, with (i) the obligation to give notice of prepayment under Section 1.3 and paragraph 3 of the Notes,
     (ii) Article 4 (except the right to collect enforcement costs under Section 4.7), (iii) Article 5 (except the obligation of the Company not to dissolve or liquidate, or sell, lease or dispose of all or substantially all of its assets under Section 5.6), (iv)
     Section 8.2, or (v) Section 8.3.

All references to Articles and Sections in this Item 1 are references to Articles and Sections of the Note Purchase Agreement.

          3.  Waiver of Warrant Provisions.  The Purchasers hereby waive any and
              ----------------------------
all rights they might have under the Warrants, except:

          (a) the right to exercise the Warrants for Shares as provided in the Preamble and Section 2.1;

          (b) the right of the Purchasers to receive new Warrants in exchange for their existing Warrants upon their exercise of a portion of their existing Warrants as provided in Section 8; and

          (c) the right of the Purchasers to have the exercise price of the securities for which the Warrants may be exercised adjusted as provided in
Section 7.

All references to Sections and the Preamble in this Item 2 are references to Sections and the Preamble of the Warrant.

          3.  Assignment.  The Purchasers shall not assign or transfer the Notes
              ----------
or Warrants, unless the assignee or transferee agrees in writing to be bound by this Agreement.

          4.  Counterparts; Facsimiles.  This Agreement may be executed in two
              ------------------------
or more counterparts all of which shall be one and the same Agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each party. The execution and delivery of this Agreement by any party by facsimile shall constitute effective execution and delivery thereof.

          5.  Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington.



                   [Signatures appear on the following page]

                    [Signature Page to the Waiver Agreement]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


VOICECOM HOLDINGS, INC.

BY:
    ---------------------------------


    ---------------------------------
    Title

PURCHASER, If a Corporation or Other     PURCHASER, If a Limited Partnership
Entity

------------------------------------     -------------------------------------
Name of Corporation or Entity            Name of Limited Partnership

By:                           (SEAL)     By:                           (SEAL)
   --------------------------                ---------------------------



------------------------------------     -------------------------------------
Name of Individual Signing               Name of General Partner


------------------------------------     --------------------------------------
Title of Individual Signing              Name of Individual Signing (if General
                                         Partner is a Corporation or Other
                                         Entity)

------------------------------------     --------------------------------------
PURCHASER, If an individual              Title of Individual Signing (if General
                                         Partner is a Corporation or Other
                                         Entity)
By:
   ----------------------------------

   ----------------------------------
   Name

                                   EXHIBIT 8

                     FORM OF LOCK-UP AGREEMENT ((S) 7.2(m))
                     --------------------------------------


                               LOCK-UP AGREEMENT
                               -----------------

Premiere Technologies, Inc.
3399 Peachtree Road, N.E.
Lenox Building, Suite 400
Atlanta, Georgia  30326

Attention:  Patrick G. Jones

Gentlemen:

          The undersigned is a holder of options (the "VoiceCom Options") to purchase shares of the $.001 par value per share common stock (the "VoiceCom Common Stock") of VoiceCom Holdings, Inc. ("VoiceCom"), a corporation organized and existing under the laws of the State of Washington. Pursuant to the transactions (the "Exchange") described in the Stock Purchase Agreement, dated as of September 12, 1997 (the "Agreement"), by and among Premiere Technologies, Inc. ("Premiere"), VoiceCom and the holders of the VoiceCom Common Stock, the VoiceCom Options shall be assumed by Premiere and shall become options (the "Premiere Options") to purchase shares of $.01 par value per share common stock of Premiere (the "Premiere Common Stock"). This Lock-Up Agreement represents an agreement between the undersigned and Premiere regarding certain rights and obligations of the undersigned in connection with the Premiere Options (and the Premiere Common Stock received by the undersigned upon exercise of the Premiere Options) to be received by the undersigned as a result of the Exchange.

          In consideration of the benefits the undersigned will receive as a result of the Exchange and the mutual covenants contained herein, the undersigned and Premiere hereby agree as follows:

          1.  Affiliate Status.  The undersigned understands and agrees that as
              ----------------
to VoiceCom, he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Exchange.

          2.  Initial Restriction on Disposition.  The undersigned agrees that
              ----------------------------------
he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, the Premiere Options (or any of the shares of Premiere Common Stock that the undersigned will receive upon exercise of the Premiere Options) he will receive upon consummation of the Exchange until such time as Premiere notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR

130 and 135 relate to publication of financial results of post-Exchange combined operations of Premiere and VoiceCom. Premiere agrees that it will publish such results within the number of days after the end of the first fiscal quarter of Premiere containing the required period of post-Exchange combined operations required by the SEC for the filing of the quarterly report on Form 10-Q or the annual report on Form 10-K, as applicable, and that it will notify the undersigned promptly following such publication.

          3.  Miscellaneous.  This Lock-Up Agreement is the complete agreement
              -------------
between Premiere and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Lock-Up Agreement shall be governed by the laws of the State of Georgia.

          This Lock-Up Agreement is executed as of the 30th day of September, 1997.

                              Very truly yours,

                              ___________________________
                              Signature

                              (name)

                              [add below the signatures of all registered owners of shares deemed beneficially owned by you]

                              ___________________________
                              Name:

                              ___________________________
                              Name:

                              ___________________________
                              Name:

PREMIERE TECHNOLOGIES, INC.


BY:  _________________________

     _________________________
     Name

     _________________________
     Title

                                   EXHIBIT 9

         FORM OF OPINION TO BE GIVEN BY ALSTON & BIRD LLP ((S) 7.3(d))
         -------------------------------------------------------------

                               September 30, 1997

VoiceCom Holdings, Inc.
500 Northridge Road
Suite 800
Atlanta, Georgia  30350

Ladies and Gentlemen:

          We have acted as counsel to Premiere Technologies, Inc., a Georgia corporation (the "Company"), in connection with the preparation of the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of September 12, 1997, by and among VoiceCom Holdings, Inc. ("VoiceCom"), the Company and the shareholders of the VoiceCom signatory thereto (the "Holders"), and have participated in the closing of the purchase by the Company from the Holders of the capital stock of the VoiceCom (the "Transaction"). This opinion letter is rendered pursuant to Section 7.3(d) of the Agreement.

          This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinions Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference and are attached hereto. All capitalized terms used herein and not otherwise defined herein shall have the same meanings given them in the Interpretive Standards and/or the Stock Purchase Agreement.

          In rendering this opinion, we have examined originals, certified copies, or copies otherwise identified to our satisfaction of the following:

          (a)  Stock Purchase Agreement;

          (b) The Escrow Agreement, dated as of September 30, 1997, by and among the Company, the Holders and SunTrust Bank, Atlanta, as escrow agent thereunder (the "Escrow Agreement");

          (c) The Stock Restriction and Registration Rights Agreement, dated as of September 30, 1997, by and among the Company and the Holders (the "Registration Rights Agreement");

          (d) Articles of Incorporation of the Company, certified by the Secretary of State of the State of Georgia as of September 10, 1997 (the "Articles of Incorporation");

          (e) Bylaws of the Company certified by the Secretary of the Company (the "Bylaws");

          (f) Resolutions of the Board of Directors of the Company, including resolutions authorizing, among other things, the transactions contemplated by the Stock Purchase Agreement;

          (g) Certificate of Existence issued by the Secretary of State of the State of Georgia dated September 10, 1997 with respect to the existence of the Company (the "Certificate of Existence"); and

          (h) Officer's Certificate of the Company with respect to the facts stated therein, a copy of which is attached hereto (the "Officer's Certificate").

          The Stock Purchase Agreement, the Escrow Agreement and the Registration Rights Agreement, collectively, are hereinafter called the "Transaction Documents."

          In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth.

          As to factual matters forming the basis of our opinion, whenever an opinion with respect to the existence or absence of facts is qualifies by the phrase "to our knowledge" or words to that effect, it is intended to indicate that we have no actual knowledge that any such fact is inaccurate, and further, any such statement is limited to the current actual knowledge of George M. Maxwell, Jr., Janine Brown, Christopher Ford, Stacy Robinson and Selina Barnett, the lawyer group involved in our representation of the Company in connection with the matters described herein. However, although nothing has come to our attention causing us to question the accuracy of such information, we have not (except for review of the documents referred to herein) undertaken any independent review or investigation to determine the existence of absence of such facts, and no inference as to our knowledge of such facts should be drawn from the fact of our representation of the Company. Without limiting the foregoing, we have not made any independent review or investigation of agreements, instruments, orders, judgments, rules or other regulations or decrees which the Company is bound.

          With your permission, in rendering the opinions contained herein, we have relied, where appropriate, upon warranties and representations of VoiceCom contained in the Stock Purchase Agreement. Also with your permission, with respect to the opinion (1), we have relied solely on the Certificate of Existence.

          The opinions set forth herein are limited to the laws of the State of Georgia and applicable federal laws.

          Based upon the foregoing, it is our opinion that:

          (1) Company was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

          (2) Company has the corporate power to execute and deliver the Transaction Documents, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

          (3) Company has duly authorized the execution and delivery of the Transaction Documents and all performance by Company thereunder and has duly executed and delivered the Transaction Documents.

          (4) The execution and delivery by Company of the Agreement do not, and if Company were now to perform its obligations under the Transaction Documents, such performance would not, result in any:

          (i) violation of the Articles of Incorporation or Bylaws;

          (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which Company or the Assets are subject;

          (iii) to our knowledge, breach of or default under any material written agreements;

          (iv) to our knowledge, creation or imposition of a contractual lien or security interest in, on or against the Assets under any material written agreements; or

          (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, Company or the Assets are subject.

          With your permission we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above includes only those agreements that have been identified by an officer of the Company as being agreements which, if terminated or not renewed, would have a materially adverse effect on the Company's business, operations or condition (financial or otherwise).

          (5) Assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and compliance with applicable securities laws, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for Company's execution and delivery of the Transaction Documents and consummation of the Transaction.

          (6) The Transaction Documents are enforceable against the Company.

          Based upon the limitations and qualifications set forth above, we confirm to you that members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in Georgia, and we express no opinion with respect to the laws of any jurisdiction other than the United States of America and the State of Georgia. The opinions stated herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. The opinion relate solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matter.

          This opinion letter is provided to you for your exclusive use solely in connection with the Transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    ALSTON & BIRD LLP


                                    By:
                                       ---------------------------
                                    Title:
                                          ------------------------